UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Sterling Construction Company, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STERLING CONSTRUCTION COMPANY, INC.
20810 Fernbush Lane
Houston, Texas 77073
Telephone: (281) 821-9091

NOTICE OF THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Sterling Construction Company, Inc., a Delaware corporation, will be held as follows:

Date:	Tuesday, May 8, 2012
Place:	The Buttes, A Marriott Resort
2000 West Westcourt Way
Tempe, Arizona 85282
Time:	9:00 a.m. local time
Purposes:	1.	To elect three Board nominees as Class II directors, each to serve for a three-year term, and one Board nominee as a Class III director to serve for a one-year term.
	2.	To consider the approval of an amendment and restatement of the Company's Stock Incentive Plan.
	3.	To ratify the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2012.
	4.	To approve the Company's named executive officer compensation (an advisory vote) for 2011 as set forth in the Proxy Statement.
	5.	To transact any other business that properly comes before the meeting.

Only the stockholders of record at the close of business on March 12, 2012 are entitled to notice of the meeting and to vote at the meeting or any adjournment of it.

By Order of the Board of Directors
March 28, 2012	Roger M. Barzun, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2012:

The Proxy Statement, the form of proxy and the Annual Report to Stockholders for the year ended December 31, 2011 are available at the Company's Internet website, www.SterlingConstructionCo.com on the "Investor Relations" page.

STERLING CONSTRUCTION COMPANY, INC.
Proxy Statement for the 2012 Annual Meeting of Stockholders

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STERLING CONSTRUCTION COMPANY, INC.
20810 Fernbush Lane
Houston, Texas 77073
Tel.: (281) 821-9091

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

In this Proxy Statement, Sterling Construction Company, Inc. is sometimes referred to as the Company, and the Board of Directors of the Company is sometimes referred to as the Board.  The Company is making this Proxy Statement, the form of proxy and the Company's 2011 Annual Report on Form 10-K available to stockholders starting on March 28, 2012 in connection with the solicitation of proxies by the Board for the 2012 Annual Meeting of Stockholders.  The Annual Meeting will be held on Tuesday, May 8, 2012 at 9:00 a.m. local time at The Buttes, A Marriott Resort, 2000 West Westcourt Way, Tempe, AZ 85282.

On March 28, 2012, the Company mailed a Notice of Internet Availability of Proxy Materials (the Availability Notice) to stockholders of record on March 12, 2012 (the Record Date) and posted the proxy materials on the Company's website:
www.SterlingConstructionCo.com

as well as on the website indicated in the Availability Notice:
http://www.Amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04770

The Notice of Availability is being sent to all stockholders of record instead of mailing them a printed copy of the proxy materials, although as stated in the Availability Notice, if you wish to obtain a printed set of the proxy materials, you can do so without charge by requesting a copy by telephone, by e-mail or on either of the web sites listed above, all as described in the Availability Notice.  This procedure reduces the amount of paper used and the mailing costs of the proxy solicitation process.

On or about April 9, 2012, the Company plans to mail a second Availability Notice to stockholders that will be accompanied by a proxy card on which you can indicate how you wish your shares to be voted.

The Record Date. The Company has established Monday, March 12, 2012 as the Record Date.  The persons or entities whose names appear on the records of the Company as holders of the Company's common stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting or at any adjournment of the meeting.  On the Record Date, there were 16,322,912 shares of the Company's common stock outstanding.

Methods of Voting.  As a record holder, you may vote your shares either by coming to the Annual Meeting and voting in person, or by appointing someone to vote your shares for you by giving that person a proxy.  In this Proxy Statement, you are being asked to appoint each of Patrick T. Manning, the Company's Chairman & Chief Executive Officer, Elizabeth D. Brumley, the Company's Executive Vice President & Chief Financial Officer; and Roger M. Barzun, the Company's Senior Vice President & General Counsel as your proxy to vote your shares the way you direct at the Annual Meeting and at any adjournment of the meeting.

Voting by Proxy.  Stockholders have the option to vote by proxy in three ways:
•
Via the Internet:  You can vote via the Internet by accessing the Internet at www.voteproxy.com and following the on-screen instructions, or by following the instructions on the form of proxy sent with the second Availability Notice.

•
By telephone:  You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries using a touch-tone telephone and vote by following the instructions given to you.  You should have your proxy card with you when you call so that you can input the "Company Number" and the "Account Number" shown on your proxy card when asked to do so.

•
By mail: You can obtain a printed copy of the proxy card as described in the Availability Notice; complete, sign, and date it; and then mail it to the Company in the envelope that will be provided to you.

Please refer to the Availability Notice or any information your bank, broker or other holder of record of your shares provides to you for more information on your voting options.

If you vote by proxy, your shares will be voted as you direct if —

•	Your proxy is properly completed;

•	Your proxy is received by the Company before the Annual Meeting; and

•	Your proxy is not revoked by you before the voting.

If you do not specify on your proxy how you want your shares voted, they will be voted in the following way:

FOR	the election of three Class II nominees for three-year terms and one Class III nominee for a one-year term (Proposal 1).

FOR	the approval of an amendment and restatement of the Company's Stock Incentive Plan (Proposal 2).

FOR	the ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2012 (Proposal 3).

FOR	the advisory approval of the Company's named executive officer compensation for 2011 as set forth in this Proxy Statement (Proposal 4).

The Board does not know of any other proposal that will be presented for consideration at the Annual Meeting.

Revocation of a Proxy.  You may revoke a proxy you have already given in any one of the following three ways:

•	By sending to the Secretary of the Company, at the Company's address set forth above, a written statement that you wish to revoke your proxy;

•	By submitting another proxy dated later than a previous proxy; or

•	By attending the Annual Meeting in person and notifying the chairman of the meeting that you wish to vote in person.

Quorum, Vote Required and Method of Counting.

The Quorum for the Meeting.  A quorum must be present in order to hold the Annual Meeting.  A quorum consists of the holders of a majority of the shares of common stock issued and outstanding on the Record Date.  Holders of shares of common stock who are either present at the Annual Meeting in person or through representation by a proxy (including those who abstain from voting or who do not vote on one or more of the proposals) will be counted for purposes of determining whether there is a quorum present at the meeting.

Vote Required.  Each share of common stock entitles the record holder to one vote on each of the matters to be voted on at the Annual Meeting.

Proposal 1.	The election of a nominee requires that he receives more votes for his election than against his election.

Proposal 2.
The approval of the amendment and restatement of the Company's Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the meeting.

Proposal 3.
The ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2012 requires the affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the meeting.  See also the information below under the heading Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal 3) for the effect of your vote.

Proposal 4.	The advisory approval of named executive officer compensation requires the affirmative vote of the holders of a majority of the common stock represented and entitled to vote at the meeting.

Method of Counting.  The Company will not count as votes cast on a proposal either the shares of stockholders who abstain from voting on that proposal, or the shares held in "street" name by brokers or by nominees who indicate on their proxies that they do not have the discretionary authority to vote the shares on the proposal.  The latter are known as broker non-votes.

Proposal 1.	The election of a director does not require a minimum number of votes. Therefore, abstentions and broker non-votes will have no effect on the voting for the election of directors.

Proposals 2, 3 & 4.
Because the approval of the amendment and restatement of the Company's Stock Incentive Plan; the ratification of the appointment of Grant Thornton LLP; and the advisory approval of named executive officer compensation all require an affirmative vote by the holders of a majority of the shares that make up the meeting's quorum, abstentions and broker non-votes will have the effect of votes against the proposal.

The Solicitation of Proxies and Expenses.  In addition to the solicitation of proxies through this Proxy Statement, directors, officers and employees of the Company and, if deemed necessary, a third-party solicitation agent may solicit proxies using personal interviews, telephone calls, facsimile transmissions and e-mail.  The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to solicit votes from their customers who are beneficial owners, but not record holders, of common stock, and to forward or make available proxy solicitation materials to those beneficial owners.  The Company will reimburse them for the reasonable out-of-pocket expenses they incur in doing so and will pay the expenses of preparing, printing and mailing this Proxy Statement, the form of proxy, the Availability Notice, the Company's Annual Report on Form 10-K for 2011 and any other solicitation materials.

The 2011 Annual Report.  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2011, which has been filed with the Securities and Exchange Commission (SEC) contains financial statements and other information of interest to stockholders.  Stockholders may obtain a copy of the 2011 Annual Report in the same manner as they may obtain a copy of the proxy solicitation materials.

ELECTION OF DIRECTORS (Proposal 1)

The Composition of the Board.  The Company’s Certificate of Incorporation provides for the division of directors into three classes, each class to be as nearly equal in number as reasonably possible.  The term of each class is three years, and the terms are staggered so that at each Annual Meeting of Stockholders, the term of one class of directors expires.  A director holds office until the expiration of his or her term and until a successor is elected and qualified unless the director dies, resigns or is removed from the Board.  In any of those circumstances, the Board has the authority to appoint a replacement.  The Bylaws of the Company permit the Board to determine from time to time how many directors the Company will have.  The size of the Board is currently set at nine directors.

The Board of Directors recommends that stockholders vote for each nominee for election as a director

Director Independence.

The following table shows the Company's incumbent independent directors at the date of this Proxy Statement and the committees of the Board on which they serve.

Each director listed satisfies the Nasdaq Stock Market's definition of an independent director because none of them have been an employee of the Company within the past three years and none them or their family members have any connection with the Company other than as directors.  No other factors affected the Board’s determination that the directors are independent.  Each member of the Audit Committee, the Compensation Committee and the Corporate Governance & Nominating Committee satisfies Nasdaq's independence standards for service on those committees.  The members of the Audit Committee also satisfy the independence requirements of the SEC's Regulation §240.10A-3.  Independent directors have elected Mr. Hemsley Lead Director.

Independent Directors	Board Committee Assignments
John D. Abernathy	Audit Committee Compensation Committee
Robert A. Eckels	Compensation Committee Corporate Governance & Nominating Committee (Chairman)
Maarten D. Hemsley	Audit Committee Compensation Committee Corporate Governance & Nominating Committee
Richard O. Schaum	Audit Committee Compensation Committee (Chairman)
Milton L. Scott	Audit Committee (Chairman) Corporate Governance & Nominating Committee
David R. A. Steadman	Corporate Governance & Nominating Committee

The Nominees and Continuing Directors.

The following table lists the nominees for election as directors as well as the directors whose terms do not expire at the Annual Meeting.  Each of the nominees has stated his willingness to serve if elected.  If any nominee is unable to serve, the proxy holders may vote for a substitute nominee.  The Board has no reason to believe that any of the nominees will be unable to serve.  A proxy cannot be voted by the proxy holders for more persons than the number of nominees named in this Proxy Statement.  Information about the number of shares of common stock of the Company owned by the nominees and the continuing directors can be found below under the heading Stock Ownership Information.

Nominees	Current Position	Age	Class	Director Since	Year Term Expires (If elected)
John D. Abernathy	Director	74	II	1994	2015
Richard O. Schaum	Director	65	II	2010	2015
Milton L. Scott	Director	55	II	2005	2015
David R. A. Steadman (1)	Director	74	III	2005	2013

(1)
Because Mr. Steadman was elected by the Board in July 2011 to fill a vacancy in Class III directors, he was elected to serve only until the next (2012) Annual Meeting of Stockholders as provided by Company policy.  He has been nominated for re-election as a Class III director, the term of which expires in 2013.

Continuing Directors		Age	Class	Director Since	Current Term Expires
Robert A. Eckels	Director	54	I	2010	2014
Joseph P. Harper, Sr.	Director, President & Chief Operating Officer, Treasurer	66	I	2001	2014
Patrick T. Manning	Chairman of the Board of Directors, Chief Executive Officer	66	I	2001	2014
Maarten D. Hemsley	Director	62	III	1998	2013
Kip L. Wadsworth	Director	46	III	2010	2013

Background of the Nominees.

John D. Abernathy.  Mr. Abernathy was Chief Operating Officer of Patton Boggs LLP, a Washington D.C. law firm, from January 1995 through May 2004 when he retired.  He was also a director of Par Pharmaceutical Companies, Inc., a New York Stock Exchange-listed company that manufactures generic and specialty drugs, until May 2010, and Neuro-Hitech, Inc., a company that manufactures generic drugs, the shares of which are traded on the over-the-counter market, until March 2010.  Mr. Abernathy is a certified public accountant.

Richard O. Schaum.  Mr. Schaum has been General Manager of 3rd Horizon Associates LLC, a technology assessment and development company, since May 2003.  From October 2003 until June 2005, he was Vice President and General Manager of Vehicle Systems for WaveCrest Laboratories, Inc. and led its vehicle systems development group.  Prior to that, for more than thirty years, he was with DaimlerChrysler Corporation, and its predecessor, Chrysler Corporation, most recently, from January 2000 until his retirement in March 2003, as Executive Vice President, Product Development.  Mr. Schaum is a fellow of the Society of Automotive Engineers and served as its President from 2007 to 2008.  He earned a B.S. in Mechanical Engineering from Drexel University and an M.S. in Mechanical Engineering from the University of Michigan.  Mr. Schaum is currently a director of BorgWarner Inc., a publicly-traded company that manufactures and sells technologies for engines and drive trains, and Gentex Corporation, a publicly-traded company that manufactures and sells automotive electro-chromic dimming mirrors, windows, camera-based driver assist systems, and commercial fire protection products.

Milton L. Scott.  Mr. Scott is Chairman and Chief Executive Officer of the Tagos Group, a strategic advisory and services company in supply chain management, energy efficiency, and international financial advisory and project management.  He was previously associated with Complete Energy Holdings, LLC, a company of which he was Managing Director until January 2006 and which he co-founded in January 2004 to acquire, own and operate power generation assets in the United States.  From March 2003 to January 2004, Mr. Scott was a Managing Director of The StoneCap Group, an entity formed to acquire, own and operate power generation assets.  From October 1999 to November 2002, Mr. Scott served as Executive Vice President and Chief Administrative Officer at Dynegy Inc., a public company in the business of power distribution, marketing and trading of gas, power and other commodities, midstream services and electric distribution.  From July 1977 to October 1999, Mr. Scott was a partner with the Houston office of Arthur Andersen LLP, a public accounting firm, where from 1996 to 1999, he served as partner in charge of the Southwest Region Technology and Communications practice.  Within the past five years, Mr. Scott was, but is no longer, a director of W-H Energy Services, Inc., which at the time was a publicly-traded company in the oilfield services industry.

David R. A. Steadman.  Mr. Steadman was President of Atlantic Management Associates, Inc., a management services firm, from 1988 to 2009.  He is a director of Sevcon, Inc., a public company that manufactures electronic controls for electric vehicles and other equipment, and several privately held companies.

Background of the Continuing Directors.

Robert A. Eckels.   Mr. Eckels is a member of the Texas-based law firm of Looper, Reed & McCraw, LLC.  His practice concentrates on Corporate Law, Finance, Public-Private Partnerships and Homeland Security and Disaster Law.  Before joining Looper, Reed, from March 2009 through March 2011, Mr. Eckels operated his own independent legal practice.  From March 2007 through March 2009, Mr. Eckels was a partner in the international law firm of Fulbright & Jaworski, LLP.  For twelve years before joining Fulbright & Jaworski, from January 1995 to March 2007, Mr. Eckels was County Judge of Harris County, Texas, which includes the city of Houston, as well as Chairman of the Harris County Toll Road Authority.  As Harris County Judge, Mr. Eckels was the presiding officer of the Commissioners Court, which is the governing body of the county, and was responsible for the executive, legislative and judicial functions of a county of nearly four million residents.  Mr. Eckels has also served on several boards and councils in the Houston-Galveston region, as well as on state boards and commissions and federal advisory commissions.  He serves as a member and chair of the Texas County and District Retirement System board, a governor-appointed, non-paid board, with responsibility for the oversight of a more than $18 billion public pension fund.  Mr. Eckels is also President of Texas Central High-Speed Rail, LLC, a high-speed rail development company linking the Texas Triangle cities of Houston, Dallas/Fort Worth and Austin/San Antonio. From January 1983 to January 1995, Mr. Eckels served as a member of the Texas House of Representatives.  Mr. Eckels received a B.S. degree from the University of Houston, a J.D. degree from South Texas College of Law and is a member of the bar in Texas, New York, Colorado and the District of Columbia.

Joseph P. Harper, Sr.  Mr. Harper has been employed by Texas Sterling Construction Co. (TSC) since 1972. He was Chief Financial Officer of TSC for approximately 25 years until August 2004, when he became Treasurer of TSC.  In addition to his financial responsibilities, Mr. Harper has performed both estimating and project management functions.  Mr. Harper has been a director and the Company's President and Chief Operating Officer since July 2001, and in May 2006 was elected Treasurer.  Mr. Harper is a certified public accountant.

Patrick T. Manning.  Mr. Manning joined the predecessor of TSC, in 1971 and led its move from Detroit, Michigan into the Houston market in 1978. He has been TSC’s President and Chief Executive Officer since 1998 and Chairman of the Board of Directors and Chief Executive Officer of the Company since July 2001.  Mr. Manning has served on a variety of construction industry committees, including the Gulf Coast Trenchless Association and the Houston Contractors’ Association, where he served as a member of the board of directors and as President from 1987 to 1993. He attended Michigan State University from 1969 to 1972.

Maarten D. Hemsley.  Mr. Hemsley served as the Company's President and Chief Operating Officer from 1988 until 2001, and as its Chief Financial Officer from 1998 until August 2007.  From January 2001until March 31, 2012, when he will retire, Mr. Hemsley was a consultant to, or employee of, Harwood Capital LLP ("Harwood") (formerly JO Hambro Capital Management Limited) an investment management company based in the United Kingdom.  During that period Mr. Hemsley served as a Fund Manager, Senior Fund Manager and Senior Advisor to several investment funds managed by Harwood.  Mr. Hemsley is a director of Sevcon, Inc., a U.S. public company that manufactures electronic controls for electric vehicles and other equipment, and of a number of privately-held companies in the United Kingdom.  Mr. Hemsley is a Fellow of the Institute of Chartered Accountants in England and Wales.

Kip L. Wadsworth.  Mr. Wadsworth has been employed by Ralph L. Wadsworth Construction Company, LLC (RLW) since January 1980.  The Company acquired an 80% interest in RLW in December 2009.  From 1980 to October 1991, Mr. Wadsworth served variously as Carpenter, Foreman, Superintendent, Project Manager and Estimator on many bridge and heavy highway construction projects.  In October 1991 he was appointed General Manager of RLW, and served in that capacity until December 2001, when he was named President and Chief Executive Officer.  Mr. Wadsworth has served on a variety of construction industry committees, including the board of directors of the Utah Chapter of the Associated General Contractors and the board of directors of the Associated Concrete Paving Association.

Experience, Qualifications, Attributes and Skills of Nominees and Directors.

The following describes the basis on which the Corporate Governance & Nominating Committee has concluded that the incumbent directors (listed alphabetically below) some of whom are nominees, should continue to serve as directors of the Company.  As more fully described below in the section entitled Nomination of Directors under the heading Board Operations, the Committee typically does not look for a specific experience, qualification, attribute or skill in nominating a director for election or re-election, but rather tries to find a person whose overall combination of those factors would enable him or her to make valuable contributions to the Board.

Mr. Abernathy has extensive financial and accounting experience as well as leadership skills that he has gained as a member and later as Chairman and Chief Executive Partner of BDO Seidman, a public accounting firm, and from nine years as Chief Operating Officer of a major Washington, D.C. law firm.  On the Board, the breadth and depth of his experience allows him to play an important role as one of the Board's Audit Committee Financial Experts.  He has been a director of two other public companies for more than five years, as described above in his biographical data, and that hands-on experience enables him to provide valuable contributions and insights into corporate governance matters.

Mr. Eckels has a long and distinguished background in the public sector as well as broad experience and a strong interest in transportation matters.  These are two areas in which other directors have no particular experience or expertise and ones which enable Mr. Eckels to assist the Board as the Company seeks to expand its business into design-build, CM/GC (construction manager/general contractor) and other project delivery methods, which are alternatives to the traditional fixed unit price, low bid process, and in which success is based not only on bid price, but also on reputation, marketing and quality.  In addition, Mr. Eckels's knowledge and experience described in his biographical data help the Board oversee the Company's efforts to bid successfully on the kind of large, transportation infrastructure projects on which it has worked in the past.

Mr. Harper has more than thirty-five years of experience in heavy civil construction with the Company.  His operational skills combined with financial acumen developed as chief financial officer for many years enable him as a director to aid the Board in making assessments and decisions about the Company's annual budgets, its capital expenditures, and cash management; to assess the risks of entry into new types of construction projects; and to evaluate the strategic direction of the Company's acquisition program.

Mr. Hemsley has extensive financial experience and managerial skills gained over many years as chief financial officer of the Company for thirteen years and as its President for seven years; through his recent position managing investment funds; and his responsibilities during his career as chief financial officer of several medium-sized public and private companies in a variety of business sectors in the U.S. and Europe.  His knowledge of the Company derived from more than twenty years' service, as well as his analytical skills honed as a fund manager in making investment decisions and overseeing the management of a wide range of portfolio companies, enable him to contribute to the Board's oversight of the Company's business, its financial risks, its executive compensation arrangements, the risks inherent in its acquisition program, and in post-acquisition integration issues.

Mr. Manning has more than thirty-five years of experience in heavy civil construction with the Company as well as interpersonal and public relations skills he has developed from service for many years on the construction industry committees referred to in his biographical data.  That experience and those skills are not only critical at the day-to-day operating level, but also at the Board level, where oversight of the Company's business, its growth, its entry into new types of construction projects, its long-term strategy and its overall risks are important.

Mr. Schaum has extensive executive and management experience at all levels in a Fortune 100 company, and knowledge of, and interest in, corporate governance matters, gained on the board of a Fortune 500 company.  In addition, his technical background and his operating experience at all levels of management contribute to the breadth and depth of the Board's deliberations.

Mr. Scott has many years of experience as an audit partner at a large public accounting firm; leadership, managerial and corporate governance skills acquired during his tenure as a senior executive at a Fortune 500 company; and entrepreneurial skills developed through the founding of several companies in the energy and service sectors.  He has also served as a chief executive officer of private companies and as a lead director at a public company.  Mr. Scott's background and experience enable him to bring to the Board and its deliberations a broad range and combination of valuable insights as well as leadership skills, particularly in his role as Chairman of the Board's Audit Committee.

Mr. Steadman.  Mr. Steadman has broad experience in operations, management, investment, technology, corporate governance and leadership.  This experience has been gained from service as vice president of a Fortune 500 company in both technical and investment areas of its business, and as chief executive officer, chairman, or both, of a semiconductor production equipment company, a designer and manufacturer of air pollution control equipment, an aircraft software maintenance company, a hotel management company, a textile converting company and as noted in his biographical data, a publicly-traded electronic controls manufacturing company.  In the course of his career, Mr. Steadman has participated as a member and frequently as chairman of audit, compensation and corporate governance committees.  This varied background and experience at both the operational and board level in small, medium-sized and large businesses, both public and private, enable Mr. Steadman to provide to the Board insights and advice on the broad variety of situations and issues that the Board faces.

Mr. Wadsworth has almost thirty years of experience at RLW in heavy civil construction at all levels of the business, starting as a carpenter and rising to Chief Executive Officer.  His more recent experience in design-build joint venture projects brings to the Board experience, knowledge and judgments that assist the Board as it reviews and oversees the entry of the Company's other offices into design-build projects.  Mr. Wadsworth also serves the Board as a valuable link with RLW's business and other senior management personnel.

AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK INCENTIVE PLAN (Proposal 2)

Introduction.  The proposed amendment and restatement of the Company's Stock Incentive Plan does not increase the number of shares issuable under the Plan.  The ten-year term of the Plan would have expired on July 23, 2011 had the Board of Directors not adopted an amendment of the Plan on May 6, 2011 to extend the Plan's term for another ten years, subject to stockholder approval.  At the same time, the Board decided to further amend and to restate the Plan to reflect changes in tax and other laws since the Plan's adoption in 2001, and to change its name by deleting the reference to the year 2001.  The Stock Incentive Plan is the Company's only plan under which shares of common stock may be issued.

Plan Shares.  As noted above, the amendment and restatement does not change the 1,000,000 shares of the Company's common stock, $0.01 par value per share, issuable under the Plan.  The number of shares is subject to automatic adjustment in the event of a stock split or stock combination.  At March 1, 2012, there were 52,100 shares subject to issuance under outstanding stock options granted under the Plan, and 425,771 shares available for issuance under the Plan.  Shares granted under options that expire unexercised and shares subject to restricted stock awards that are forfeited are returned to the Plan and are available for future grants and awards.  On March 1, 2012, the closing price of the Company's common stock on The NASDAQ Global Select Market was $10.27 per share.  The sale of the Plan shares has been registered on Form S-8 with the Securities and Exchange Commission.

Plan Summary.  The following is a summary of the material features of the Plan as amended.  The summary is qualified in its entirety by the full text of the Plan, a copy of which is available for review at the principal executive offices of the Company and will be furnished to any stockholder without charge upon written request to Elizabeth D. Brumley, Chief Financial Officer, at 20810 Fernbush Lane, Houston, Texas 77073.

Purpose.  The purpose of the Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make, or are expected to make important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives, and thereby to better align the interests of those persons with the interests of the Company's stockholders.  Unless further extended, the Plan expires on May 6, 2021.

Eligibility.  Eligible participants include—

•	The approximately 1,600 employees of the Company and its subsidiaries, of whom six are officers of the Company and three are directors of the Company;

•	The Company's six non-employee directors; and

•	Consultants and advisors of the Company.

On the date the Board adopted the amendment and restatement of the Plan, participants in the Plan consisted of six independent directors of the Company, one director who is an officer of a subsidiary of the Company, six officers of the Company (two of whom are also directors) and approximately sixteen employees of the Company and its subsidiaries who are neither directors nor officers of the Company.  No new awards under the Plan have been made that are subject to stockholder approval of the amendment and restatement of the Plan.

Administration.  The Plan is administered by the Board of Directors, which has the authority to adopt, amend and repeal administrative rules, guidelines and practices relating to the Plan, and to interpret its provisions.  So long as the Company's common stock is registered under the Securities Exchange Act of 1934, the Board of Directors is required to delegate the administration of the Plan to the Board's Compensation Committee, which is made up of four independent directors.

Stock Options.  The Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code as well as non-statutory stock options.

The Committee establishes and specifies the exercise price under an option in accordance with applicable laws, rules and regulations; the time or times at which the Option is exercisable; and the term of the option.  Options are currently granted at an exercise price equal to the closing price of the common stock on the date of the grant.  Options granted under the Plan typically will vest over time and can be exercised no more than ten years after the date of the grant.  No consideration is payable to the Company for the grant of a stock option.

Restricted Stock Awards.  The Committee may make awards entitling the recipient to acquire shares of Common Stock subject to the right of the Company to repurchase from the recipient all or some of such shares at their issue price or other stated or formula price, or may make awards without requiring any payment therefor that are subject to forfeiture of the shares covered by the award in the event that conditions specified by the Committee in the award agreement are not satisfied prior to the end of a restriction period or periods established for the award.

Other Awards.  The Committee also has the right to make any other awards of, and based on, the Company's common stock having terms and conditions that the Committee determines, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock, and the grant of stock appreciation rights.

Amendment of Grants and Awards.  The Board may amend or terminate any outstanding grant or award by substituting another award of the same or a different type; by changing the date of exercise or realization; and/or by converting an incentive stock option into a non-statutory stock option.  The grant or award holder must consent to the amendment or termination unless the Board determines that it would not materially and adversely affect the holder.

Calendar Year Per-Participant Limitation.  In order to comply with current tax laws, the Company amended the per-participant limitations as follows:

•	The maximum number of shares of the Company's common stock subject to options granted to any one participant in any calendar year was reduced from 350,000 to 100,000.

•
The maximum number of shares of the Company's common stock which may be subject to restricted stock awards made to any one participant in any calendar year may not exceed 100,000.  This is a limitation not found in the Plan prior to the amendment.

•	The Plan provides a new maximum amount of any other compensation that may be paid to any participant pursuant to any grants or awards under the Plan in any calendar year. A grant or award —

•
may not exceed the fair market value of 100,000 shares of the Company's common stock if the compensation under the award is denominated under the award agreement only in terms of shares of common stock, or a multiple of the fair market value per share of common stock; or

•	in all other cases, may not exceed $1,000,000.

Amendment of Plan.  The Board may amend, suspend or terminate the Plan and will seek stockholder approval of an amendment if required in order to comply with any applicable tax or regulatory requirements.  Amendments that require stockholder approval become effective when adopted by the Board assuming stockholder approval is obtained.

Federal Income Tax Information.  Set forth below is a general summary of the federal income tax consequences to the Company and to recipients of grants and awards under the Plan.  The following summary is not intended to be exhaustive; it does not address certain special federal tax provisions; and it does not address state, municipal or foreign tax laws.

Tax Treatment of Non-Statutory Stock Options.  Under Section 83 of the Internal Revenue Code, optionees realize no taxable income when a non-statutory stock option is granted to them.  Instead, the difference between the fair market value of the stock on the date of exercise and the option price paid is taxed as ordinary compensation income as of the date of exercise if the stock is not subject at that time to a "substantial risk of forfeiture," as defined in Section 83.

The Company receives no tax deduction on the grant of a non-statutory stock option, but is entitled to a tax deduction when the optionee recognizes taxable income on or after exercise of the option in the same amount as the income recognized by the optionee.

Tax Treatment of Incentive Stock Options.  Under Section 422 of the Internal Revenue Code, an optionee incurs no federal income tax liability on either the grant or exercise of an incentive stock option.  Provided that the stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on the subsequent sale of the stock will be taxed as long term capital gain.  If the stock is disposed of within a shorter period, the optionee will be taxed, with respect to the gain realized, as if he or she had then received ordinary compensation income in an amount equal to the difference between the fair market value of the stock on the date of exercise of the option and its fair market value on the date on which the option was granted, but the Company has no tax withholding obligation.  The balance of the gain realized will be taxed as capital gain, long term or short term depending on the holding period since the date of exercise.

The Company receives no tax deduction on the grant or exercise of an incentive stock option, but is entitled to a tax deduction if the optionee recognizes ordinary compensation income on account of a premature disposition of stock under an incentive stock option in the same amount and at the same time as the optionee recognizes income.

Tax Treatment of Stock Awards.

•
An employee who receives an award of stock generally will recognize taxable income at the time the stock is received equal to the value of the stock (less the purchase price, if any) and the applicable tax will be withheld by the Company from the employee.

•
An employee who receives an award of restricted stock (that is, stock that is subject to one or more restrictions) generally will not recognize taxable income at the time the stock is received, but will recognize taxable income when the restrictions terminate or lapse.

The taxable income recognized when the restrictions terminate or lapse is equal to the fair market value of the stock at that date less the amount, if any, that the employee paid for the restricted stock.

The currently-required withholding by the Company is 25% of the taxable income recognized by the employee.

The Board recommends a vote FOR the approval of the amendment and restatement of the Plan.

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

Pursuant to its charter, the Audit Committee is directly responsible for the appointment of the Company's Auditors.  The Audit Committee has selected Grant Thornton LLP as the Company's independent registered public accounting firm to perform the audit of the Company's financial statements for 2012.  Grant Thornton was also the Company's independent registered public accounting firm for the year ended December 31, 2011.

The Committee may select an independent registered public accounting firm at any time during the year if it determines that to do so would be in the best interests of the Company and its stockholders.  The Board is asking stockholders to ratify the selection of Grant Thornton as a matter of good corporate practice, although ratification is not required by law or by the Company's Bylaws, and the vote is not binding on the Committee.

The ratification of the selection of Grant Thornton requires the affirmative vote of the holders of a majority of shares of common stock represented and entitled to vote at the Annual Meeting.  There is additional information about Grant Thornton, below, under the heading Information About Audit Fees and Audit Services.

The Board of Directors recommends that stockholders vote for the ratification of the selection of Grant Thornton LLP.

ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION (Proposal 4)

Current SEC regulations require the Company to solicit a stockholder vote on the approval of the compensation of the named executive officers who are listed below in the section entitled The Executive Officers under heading Executive Compensation.  This advisory vote, as described below, is commonly referred to as say-on-pay.  The vote is not binding on the Company.  At the 2011 Annual Meeting of Stockholders, holders of 80% of the shares present in person or represented by proxy voted in accordance with the Company's recommendation to hold a say-on-pay vote annually, and the Company intends to do so.

In determining how to vote on Proposal 4, stockholders should take into account all of the disclosures in this Proxy Statement that relate to the compensation of executives, which are provided in this Proxy Statement pursuant to Securities and Exchange Commission rules and regulations.  That information is set forth below under the heading Executive Compensation.  The information includes tables of compensation and stock option data, as well as an explanation of why and how the types and levels of compensation of the named executive officers have been determined.

The Company's executive compensation structure is designed to pay executives for the day-to-day work they perform, to give them an incentive to make extra efforts to maximize the Company's profits, and to encourage them to remain with the Company, all of which, the Company believes, further the interests of stockholders.

Compensation consists of salary and incentive compensation.  The compensation structure is embodied in multi-year employment agreements because the Compensation Committee believes that they provide stability and predictability in compensation matters, benefiting both the executive and the Company.

At the Annual Meeting, stockholders will have the opportunity to vote for, against, or to abstain from voting on the approval of executive compensation.

In the event that stockholders do not approve executive compensation, the Compensation Committee of the Board will review its decisions on compensation structure and levels as well as the comparability of executives' compensation to that of a peer group before deciding whether to make any changes in executive compensation.  It should be noted that with multi-year employment agreements, changes can only be made with the consent of the executive or after the term of the agreement expires.

The affirmative vote of holders of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting is required to approve executive compensation.

the board recommends that stockholders vote for the approval of executive compensation

BOARD OPERATIONS

Communicating with the Board.  Interested persons wishing to communicate with the Board about their concerns, questions or other matters may do so by U.S. Mail addressed to:

Board of Directors
℅ The Secretary
Sterling Construction Company, Inc.
20810 Fernbush Lane
Houston, TX 77073.

The Secretary will give these communications to the directors as they are received unless they are frivolous or if they are voluminous, in which case the Secretary will, instead, summarize them and furnish the summary to the directors.

The Board's Leadership Structure.

The Company's Board of Directors has a Chairman and a Lead Director.  To date, the Chairman has also been the Chief Executive Officer of the Company and in recent years the Board has appointed one of the independent directors Lead Director.

On February 16, 2012, the Company announced, among other things, that the Board has decided to separate the roles of Chairman and Chief Executive Officer and as a result has launched a search for a new chief executive.  When a new chief executive officer has been elected, the current chief executive will assist in the transition to his successor and in the selection of a replacement for the Company's President and Chief Operating Officer, who will retire when his contract terminates at the and of 2012.  The Chairman will continue to chair Board and stockholder meetings, but will have no operating responsibilities.

As in the past, the Lead Director, currently Mr. Hemsley, will plan the agenda and chair meetings of the independent directors, who constitute a majority of the Board.  Meetings of independent directors are held in conjunction with regularly-scheduled meetings of the whole Board and at other times as the need arises.  As a member of each of the Board's standing committees, the Lead Director provides continuity, consistency, transparency and oversight in financial, compensation and governance matters.

The Company believes that this new Board structure is appropriate at this time for several reasons.  The Board and its current Chief Executive Officer, Patrick T. Manning, who is 66 and nearing retirement age, wish to support his successor in the transition to a new chief executive.  In addition, the Board has recognized that it is a growing corporate governance trend among publicly-traded companies to separate the roles of chairman and chief executive and wishes to conform to that trend.

The Board's Risk Oversight.

The Board exercises oversight of the Company's risks through its three standing committees and through working together as a group.

The Audit Committee is primarily responsible for matters relating to financial risk.  The Committee holds regularly-scheduled, quarterly, in-person meetings at which it reviews materials supplied to it in advance, and receives oral reports on a variety of matters, including the Company's operations and the condition of its markets, its SEC filings and related press releases, its internal controls, its independent auditing firm, the independent audit of its internal controls environment, its related party transactions, the Company's compliance with the financial requirements of its line of credit agreement, the investment of cash reserves, whistleblower reports, and financial and accounting consultants, if any.  Whistleblower reports are collected by an independent organization specializing in those services and are conveyed to the Chairman of the Audit Committee and to the Company's General Counsel.  The Committee also holds special meetings when circumstances make it advisable to do so.  Other directors are invited to attend meetings of the Audit Committee.

The Compensation Committee is responsible, among other things, for identifying risks that could be affected by compensation arrangements and for assessing the extent of those risks.  More information about compensation arrangements and risk can be found below in the section entitled Compensation Policies and Practices — Risk Management under the heading Executive Compensation.

The Corporate Governance & Nominating Committee is primarily responsible for overseeing risks that can arise from matters of corporate governance by ensuring the independence of directors, assessing the qualifications of nominees for director, and assisting in the development of a clear and comprehensive Board and management succession plan.

Board members receive a monthly so-called flash report that keeps them current on financial matters and factors vital to the Company's business.  The Board also holds five regularly-scheduled meetings a year at which it receives reports from executive management on financial and operating results, as well as on current business activities, future business opportunities, potential acquisitions, and risk assessment.  In addition, independent directors of the Company meet in executive session at least quarterly and often more frequently to discuss matters affecting the management of the Company and any perceived problems or risks associated with the Company's business and management.

Nomination of Directors.  The Board's Corporate Governance & Nominating Committee has the responsibility, among others, to identify and recommend to the Board the nomination by independent directors of qualified candidates for election to the Board.

On January 17, 2012, the Committee voted to recommend to the Board the nomination of Messrs. Abernathy, Schaum, Scott and Steadman for re-election to the Board.  Their current terms of office expire at the Annual Meeting.

The term of newly-elected Class II directors will expire at the 2015 Annual Meeting of Stockholders; the term of Class I directors will expire at the 2014 Annual Meeting; and the term of Class III directors will expire at the 2013 Annual Meeting.  Information about the background and qualifications of the nominees is set forth above in the sections entitled Background of Nominees and Experience, Qualifications, Attributes and Skills of Nominees and Directors under the heading Election of Directors (Proposal 1).

The Corporate Governance & Nominating Committee seeks to achieve a Board that is composed of individuals who have experience that is relevant to the needs of the Company, who have a high level of professional and personal ethics, and who contribute to the diversity of the Board as defined in its charter.  The Committee looks for candidates with experience in the construction industry and/or in engineering/transportation, finance and accounting, financial reporting, investment, corporate governance, senior management and public sector matters.  The Committee also considers other factors, such as race, gender, geographical representation and other skills and experience that can bring cognitive diversity to the Board and thereby lead to better decisions and solutions.  In 2009, when the Board believed it needed additional independent members, an analysis was done by preparing a chart that showed each incumbent director's experience and strengths in order to determine where gaps existed.  In that manner, the Board's make-up was balanced and a degree of diversity achieved.  Given the Company's size, however, the Committee realized that it is difficult to achieve broad diversity.  When it is determined that replacement directors or additional directors are needed, the Committee expects to go through a similar process and in so doing, will be able to assess whether it has achieved the diversity that was sought.  Candidates are expected to be committed to enhancing shareholder value and to have sufficient time to carry out the duties of a director, both on the Board as a whole and on one or more of its standing committees.

The Committee has not specified any minimum qualifications for serving on the Board.  The Committee has also not established a policy regarding the consideration of director candidates recommended by stockholders, primarily because the Company has not received recommendations of that kind for more than the last ten years.  If a stockholder wishes to recommend a person as a director candidate, the stockholder may follow the procedure for communicating with the Board that is described above in the section entitled Communicating with the Board.  The Committee would evaluate any candidate recommended by a stockholder in the same manner as any other candidate.  Recommendations of candidates for nomination for the 2013 Annual Meeting of Stockholders must be received by the date set forth below under the heading Submission of Stockholder Proposals.

The Committee uses a variety of methods for identifying and evaluating nominees for director.  Candidates may come to the attention of the Committee through current members of the Board, Company management and employees, professional search firms, stockholders and other persons, but in any event, the Committee conducts independent evaluations of candidates and requires and checks references before recommending a candidate for election.

Election of Directors by Majority Vote.  In order to be elected a director, a nominee needs to receive more votes for his or her election than against it.  A director is elected for a specific term and until his or her successor is elected and qualified.  This means that an incumbent director who is nominated for re-election, but fails to receive a majority vote, would still remain a director because no successor had been elected.  To cure this problem, each incumbent director, as a precondition to being nominated for re-election, must, in advance of the Annual Meeting, submit a resignation that becomes effective if he or she does not receive the required vote and the Board accepts the resignation.  The Board has the option to accept or not accept the resignation based on the recommendation of the Corporate Governance & Nominating Committee.

Directors' Attendance at Meetings in 2011.  The Board held twenty in-person and telephone conference call meetings during 2011, some of which were meetings of independent directors only.  Each incumbent independent director and each incumbent non-independent director attended more than 75% of the meetings of the Board he was eligible to attend.  Each incumbent director also attended all of the meetings of the standing committees of the Board on which he served during 2011.  All incumbent directors also attended last year’s Annual Meeting of Stockholders in person.  The Company's policy is to schedule the Annual Meeting of Stockholders to coincide with a regular Board meeting so that directors can attend the Annual Meeting without the Company incurring extra travel and related expenses.

Committees of the Board.  The Board has the following three standing committees:

•	The Audit Committee

•	The Compensation Committee

•	The Corporate Governance & Nominating Committee

The Board also establishes special-purpose, or ad hoc, committees as the need arises.

The Audit Committee.  The members of the Audit Committee are Milton L. Scott, Chairman, John D. Abernathy, Maarten D. Hemsley and Richard O. Schaum.  The Board has determined that Messrs. Abernathy and Scott are Audit Committee Financial Experts based on the definition of that term contained in applicable regulations.  Their backgrounds are described above under the heading Election of Directors (Proposal 1).  The Audit Committee meets at least quarterly and held four meetings in 2011.  The Audit Committee has a charter and it is posted on the Company's website at www.SterlingConstructionCo.com.

The Audit Committee assists the Board in fulfilling its responsibility to oversee the Company's accounting and financial reporting processes and the audits by the Company's independent registered public accounting firm, which is referred to in its charter as the independent auditors.  In particular, the Audit Committee has the responsibility to —

•
Review financial reports and other financial information, internal accounting and financial controls, controls and procedures relating to public disclosure of information, and the audit of the Company's financial statements by the Company's independent auditors;

•	Appoint independent auditors, approve their compensation, supervise their work, oversee their independence and evaluate their qualifications and performance;

•	Review with management and the independent auditors the audited and interim financial statements that are included in filings with the SEC;

•	Review the quality of the Company's accounting policies;

•	Review with management major financial risk exposures;

•	Review and discuss with management the Company’s policies with respect to press releases on earnings and earnings guidance, including the use of pro forma information;

•	Review all proposed transactions between the Company and related parties in which the amount involved exceeds $100,000; and

•	Provide for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

The Audit Committee Report.  In fulfillment of its responsibilities, the Audit Committee has —

•	Reviewed, and met and discussed with management and with the Company's independent registered public accounting firm the Company's 2011 audited consolidated financial statements;

•
Discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
Received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence; and

•
Based and in reliance on the foregoing review and discussions, recommended to the Board, and the Board has approved the inclusion of the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC.

Submitted by the members of the Audit Committee on March 28, 2012

Milton L. Scott, Chairman
John D. Abernathy
Maarten D. Hemsley
Richard O. Schaum

The Compensation Committee.  The members of the Compensation Committee are Richard O. Schaum, Chairman, John D. Abernathy, Robert A. Eckels, and Maarten D. Hemsley.  The Compensation Committee held twelve meetings in 2011.  The Compensation Committee has a charter and it is posted on the Company's website at www.SterlingConstructionCo.com.

The Compensation Committee has the responsibility —

•	To determine the compensation of the Company's executive officers and other officers elected by the Board and to review their personal goals and objectives.

•	To review and make recommendations on the compensation of the officers of the Company's subsidiaries.

•	To administer the Company's stock plans, to approve grants of stock options and/or awards of stock under the plans and to make such determinations and decisions on those matters as may be required.

•	To review and make recommendations on the Company's benefit plans.

•	To evaluate risks that arise from the Company's compensation policies and practices.

•	To review and advise the Corporate Governance & Nominating Committee on the compensation of non-employee directors.

•	To fix the compensation of non-employee directors who serve on ad hoc committees of the Board.

•
To review and discuss with Management the Company's Compensation Discussion and Analysis, and based on that review and those discussions, determine whether to recommend that it be included in the Company's Annual Report on Form 10-K.

In exercising its authority and carrying out its responsibilities, the Committee meets to discuss the executive compensation structure, proposed employment agreements, salaries, and cash and equity incentive awards based on information circulated in advance of the meeting by the Chairman of the Committee.  This information may include salaries of comparable officers in comparable companies in the construction industry and the Company's financial results for the year on which the incentive awards are based.  The Committee may not delegate any of its responsibilities, but may share them with other independent directors.  The Committee discusses an executive officer's compensation in advance of making a decision on it.  For a description of the compensation of executives of the Company and of other senior officers, see the information below under the heading Executive Compensation.

Compensation Committee Interlocks and Insider Participation.

During 2011, John D. Abernathy, Donald P. Fusilli, Jr. (who resigned as a director in February 2011) Maarten D. Hemsley, and Richard O. Schaum served on the Compensation Committee.  None of these Compensation Committee members is, or within the last four years has been, an officer or employee of the Company.

None of the Company's executive officers served as a director or member of the compensation committee, or of any other committee serving an equivalent function, of any other entity that has an executive officer who is serving or during 2011 served as a director or member of the Compensation Committee of the Company.

The Compensation Committee Report.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth below under the heading Executive Compensation.  Based on that review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's proxy statement on Schedule 14A.

Submitted by the members of the Compensation Committee on March 28, 2012

Richard O. Schaum, Chairman
John D. Abernathy
Robert A. Eckels
Maarten D. Hemsley

The Corporate Governance & Nominating Committee.  The members of the Corporate Governance & Nominating Committee are Robert A. Eckels, Chairman, Maarten D. Hemsley, Milton L. Scott, and David R. A. Steadman.  The Corporate Governance & Nominating Committee held five meetings in 2011.  The Company has adopted a Code of Business Conduct & Ethics that complies with SEC rules and applies to all of the officers and in-house counsel of the Company and its subsidiaries.  Both the Committee's charter and the Code are posted on the Company’s website at www.SterlingConstructionCo.com.

The Corporate Governance & Nominating Committee assists the Board in fulfilling its responsibility for corporate governance and in particular has the responsibility to —

•	Develop and recommend to the Board appropriate corporate governance principles and rules;

•	Recommend appropriate policies and procedures to ensure the effective functioning of the Board;

•	Identify and recommend to the Board qualified nominees for election by stockholders to the Board;

•	Recommend directors for membership on Board committees;

•	Develop and make recommendations to the Board regarding standards and processes for determining the independence of directors under applicable laws, rules and regulations;

•	Develop and oversee the operation of an orientation program for new directors and determine whether and what form and level of continuing education for directors is appropriate;

•
Periodically review the Company's Code of Business Conduct & Ethics and its Insider Trading Policy to ensure that they remain responsive both to legal requirements and to the nature and size of the business; and

•
With the advice of the Chairman of the Compensation Committee, make recommendations to the Board for the remuneration of non-employee directors, and of members of the Company's standing committees and their chairpersons.

Director Compensation.

Set forth below is a table showing the compensation paid to non-employee directors for 2011 who served during 2011.  The Company does not pay any additional compensation for serving on the Board of Directors to directors who are employees of the Company or its affiliates, namely Messrs. Manning, Harper and Wadsworth.*

None of the Company's non-employee directors received any other compensation for any service provided to the Company.  All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and Board committees.

The amounts in the table include annual retainer fees, chairmanship fees and meeting fees.  All dollar amounts are rounded to the nearest dollar.  For information about each of these fees, see the table in the section entitled Standard Director Compensation Arrangements, below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards (3) ($)	Total (4) ($)
John D. Abernathy	54,711	50,000	104,711
Robert A. Eckels	53,483	50,000	103,483
Donald P. Fusilli, Jr. (2)	1,944	—	1,944
Maarten D. Hemsley	65,861	50,000	115,861
Richard O. Schaum	57,350	50,000	107,350
Milton L. Scott	58,605	50,000	108,605
David R. A. Steadman	42,206	50,000	92,206

*
Mr. Wadsworth is an employee of the Company's subsidiary, Ralph L. Wadsworth Construction Company, LLC (RLW).  In 2011, RLW paid Mr. Wadsworth, under his RLW employment agreement in his capacity as Chief Executive Officer of RLW, a salary of $244,000, and cash incentive compensation of $412,803, and the Company awarded him 2,515 shares of Company common stock that may not be sold or otherwise transferred by him until December 31, 2012.

(1)
At the Board's annual meeting in May 2011, Mr. Scott replaced Mr. Abernathy as Chairman of the Audit Committee and Mr. Eckels replaced Mr. Scott as Chairman of the Corporate Governance & Nominating Committee.  At that time, Mr. Hemsley was elected Lead Director and under revised director compensation arrangements was paid an additional fee for serving in that capacity.

(2)	Mr. Fusilli resigned as a director effective February 9, 2011.

(3)
This is the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.  No amounts earned by a director have been capitalized on the balance sheet for 2011.  The cost does not reflect any estimates made for financial statement reporting purposes of future forfeitures related to service-based vesting conditions.  The valuation of the awards is described in the Company's Annual Report on Form 10-K in Note 12 of Notes to Consolidated Financial Statements.

(4)
The following table shows at December 31, 2011 for each non-employee director the grant date fair value of each outstanding stock award that has been expensed, the aggregate number of shares of stock awarded, and the number of shares underlying outstanding stock options.

Name	Grant Date	Securities Underlying Option Awards Outstanding at December 31, 2011 (#)	Aggregate Stock Awards Outstanding at December 31, 2011 (#)	Grant Date Fair Value of Stock and Option Awards ($)
John D. Abernathy	5/06/2011	—	3,418	50,000
Robert A. Eckels	5/06/2011	—	3,418	50,000
Donald P. Fusilli, Jr.	5/06/2011	—	3,418	50,000
Maarten D. Hemsley	7/18/2007 5/06/2011	2,800	3,418	27,640 50,000
Richard O. Schaum	5/06/2011	—	3,418	50,000
Milton L. Scott	5/06/2011	—	3,418	50,000
David R. A. Steadman	5/06/2011		3,418	50,000

Standard Director Compensation Arrangements.  The following table shows the current standard compensation arrangements for non-employee directors, which were adopted by the Board on August 3, 2011.

Annual Fees
Each Non-Employee Director
$17,500 (payable in quarterly installments)
An award (on the date of each Annual Meeting of Stockholders) of shares of restricted common stock of the Company that have an accounting income charge of $50,000 per grant.*

Additional Annual Fees (payable in quarterly installments)
Lead Director	$10,000
Chairman of the Audit Committee	$12,500
Chairman of the Compensation Committee	$7,500
Chairman of the Corporate Governance & Nominating Committee	$7,500
Meeting Fees
In-Person Meetings	Per Director, Per Meeting
Board Meetings	$1,500
Committee Meetings
Audit Committee Meetings In connection with a Board meeting Not in connection with a Board meeting	$1,000 $1,500
Other Committee Meetings In connection with a Board meeting Not in connection with a Board meeting	$500 $750
Telephonic Meetings —Board meetings, committee meetings & financial update conference calls
One hour or longer Less than one hour	$750 $500

*	The shares are subject to the following basic terms:

Restrictions:  The shares may not be sold, assigned, transferred, pledged or otherwise disposed of until they vest as described below.  In addition, as a condition to the award, the director must agree that so long as he is a director of the Company, he will retain and not sell or otherwise dispose of at least that number of shares of the Company's common stock that have been awarded to him as director compensation that is equal in market value to the sum of the cash fees paid to him in the previous two calendar years.

Vesting:  Vesting of the restricted stock (lapse of the restrictions) occurs on the trading day immediately preceding the following year's Annual Meeting of Stockholders, but earlier upon the death or permanent disability of the director; and upon a change in control of the Company.

Forfeiture:  The restricted stock is forfeited in the event that prior to vesting, the director ceases to be a director other than by reason of his death, permanent disability or a change in control of the Company.

The restrictions for the May 6, 2011 award of 3,418 shares to each non-employee director expire on May 7, 2012, the day before the 2012 Annual Meeting of Stockholders.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management.  The following table sets forth certain information at March 1, 2012 about the beneficial ownership of shares of the Company's common stock by each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of common stock; by each nominee and incumbent director; and by each executive officer named below in the section entitled Summary Compensation Table for 2011 under the heading Executive Compensation; and by all directors and executive officers as a group.  The Company has no other class of equity securities outstanding.

Based on information furnished by the beneficial owners, the Company believes that those owners have sole investment and voting power over the shares of common stock shown as beneficially owned by them, except as stated otherwise in the footnotes to the table.

Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 requires that the percentages listed in the following table assume for each person or group the acquisition of all shares that the person or group can acquire within sixty days of March 1, 2012 (for instance by the exercise of a stock option) but not the acquisition of the shares that can be acquired in that period by any other person or group listed.

Except for the entities listed below, the address of each beneficial owner is the address of the Company.

Name and Address of Beneficial Owner	Number of Outstanding Shares of Common Stock Owned		Shares Subject to Purchase*	Total Beneficial Ownership	Percent of Class
Ameriprise Financial, Inc. 145 Ameriprise Financial Center Minneapolis, MN 55474 Columbia Management Investment (1) Advisers, LLC 225 Franklin Street Boston, MA 02110	1,595,640	(1)	—	1,595,640	9.78%
Janus Capital Management LLC Perkins Small Cap Value Fund 151 Detroit Street Denver, Colorado 80206	1,547,825	(2)	—	1,547,825	9.48%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	1,267,929	(3)	—	1,267,929	7.77%
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	1,055,807	(4)	—	1,055,807	6.47%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	908,063	(5)	—	908,063	5.56%
John D. Abernathy	43,896	(6)	—	43,896	†
Robert A. Eckels	6,565	(6)	—	6,565	†
Joseph P. Harper, Sr.	427,748	(7)	10,500	438,248	2.68%
Maarten D. Hemsley	165,653	(6)(8)	2,800	169,953	1.03%
Patrick T. Manning	24,557	(9)	—	24,557	†
Richard O. Schaum	6,565	(6)	—	6,565	†
Milton L. Scott	14,734	(6)	—	14,734	†
David R. A. Steadman	28,724	(6)	—	28,734	†
Kip L. Wadsworth	1,926	(10)	—	1,926	†
James H. Allen, Jr. ††	—		—	—	—
Anthony F. Colombo	62,211		9,300	71,511	†
Joseph P. Harper, Jr.	217,796		2,000	219,796	1.35%
Brian R. Manning	235,505	(11)	9,000	244,505	1.50%
All directors and executive officers as a group (15 persons)	1,092,398	(11)	35,600	1,127,998	7.91%

*	These are shares that the entity or person can acquire within sixty days of March 1, 2012.

†	Less than one percent.

††	Mr. Allen, who was a former Chief Financial Officer of the Company, retired from the Company in May 2011.

The information in footnotes 1 through 5, below, is based on Schedule 13G's and amendments to them that have been filed with the Securities and Exchange Commission by the named entity on the dates indicated.

			Voting Power		Dispositive Power
	Name	Filing Date	Sole	Shared	Sole	Shared
(1)	Ameriprise Financial, Inc.	February 13, 2012	—	1,247,019	—	1,595,640
	Columbia Management Investment Advisers, LLC	February 13, 2012	—	1,247,019	—	1,595,640

In its filing, Ameriprise (a parent holding company) states that as the parent company of Columbia Management (an investment advisor) it may be deemed to beneficially own the shares reported by Columbia Management and that accordingly, the shares reported by Ameriprise include those shares separately reported by Columbia Management.  Each of Ameriprise and Columbia Management disclaims beneficial ownership of any of the shares reported.

			Voting Power		Dispositive Power
	Name	Filing Date	Sole	Shared	Sole	Shared
(2)	Janus Capital Management LLC	February 14, 2012	—	1,547,825	—	1,547,825
	Perkins Small Cap Value Fund	February 14, 2012	1,160,709	—	1,160,709	—

In its filing, Janus Capital Management states that it has a direct 94.5% ownership stake in INTECH Investment Management ("INTECH") and a direct 77.8% ownership stake in Perkins Investment Management LLC ("Perkins").  Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of this filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients.

(3)	Royce & Associates, LLC	January 23, 2012	1,267,929	—	1,267,929	—
(4)	FMR LLC	February 14, 2012	—	—	1,055,807	—

In its filing, FMR LLC states that Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, holds all of these shares, but that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of these shares.

(5)	BlackRock, Inc.	February 8, 2012	908,063	—	908,063	—

In its filing, BlackRock states that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of the Company and that no one person's interest in the common stock of the Company is more than five percent of the total outstanding common shares.

(6)
This number includes 3,418 restricted shares of the Company's common stock awarded to this non-employee director as described above in the section entitled Director Compensation under the heading Board Operations.  The restrictions expire on May 7, 2012, the day preceding the 2012 Annual Meeting of Stockholders, but earlier if the director dies or becomes disabled or if there is a change in control of the Company.  The shares are forfeited before the expiration of the restrictions if the director ceases to be a director other than because of his death or disability or a change in control of the Company.

(7)	This number includes 12,000 shares held by Mr. Harper as custodian for his grandchildren.

(8)	This number excludes shares owned by the Maarten and Mavis Hemsley Family Foundation.

(9)	All of these shares have been pledged as security.

(10)
These shares are subject to restrictions that prevent their sale or other transfer that lapse on December 31, 2012, but earlier if Mr. Wadsworth dies or becomes disabled, if his employment is terminated without cause, or if there is a change in control of the Company.  The restricted shares are forfeited in the event that prior to vesting, Mr. Wadsworth resigns or his employment is terminated for cause.

(11)	This number includes 6,079 shares that are held in a trust of which Mr. Manning is a trustee and beneficiary.

(12)	See the footnotes above for a description of certain of the shares included in this total.

Policies Regarding Company Stock.  The Company has a policy that prohibits directors, executive officers, officers of the Company's majority-owned subsidiaries, and any employee of the Company or its subsidiaries to whom capital stock of the Company is awarded from hedging the value of the common stock they hold.  The Company also has a policy that prohibits the sale or pledging of Company common stock if after giving effect to the sale or pledge, the market value of the number of unpledged shares of common stock of the Company then held by the employee would be less than two times his or her annualized base salary, in the case of an executive officer of the Company, and less than one times his or her annualized base salary in the case of an officer of a majority-owned subsidiary.  The policy does not apply to stock purchased in the open market prior to January 1, 2011, as is the case with Mr. Patrick Manning's shares.

Section 16(a) Beneficial Ownership Reporting Compliance.  Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s equity securities (insiders) to file with the SEC reports of beneficial ownership of those securities and certain changes in beneficial ownership on Forms 3, 4 and 5, and to give the Company a copy of those reports.

Based solely upon a review of Forms 3 and 4 and amendments to them furnished to the Company during 2011; any Forms 5 and amendments to them furnished to the Company relating to 2011; and any written representations that no Form 5 is required, all Section 16(a) filing requirements applicable to the Company’s insiders were satisfied.

EXECUTIVE COMPENSATION

The Executive Officers.  The Company is required under applicable rules and regulations to furnish information about the compensation of any person who served as the Company's principal executive officer, or its principal financial officer during 2011 and its three most highly compensated executive officers (other than the principal executive officer and the principal financial officer) who were serving as executive officers at the end of 2011.  These executive officers are named in the Summary Compensation Table for 2011, below, and are therefore sometimes referred to as the named executive officers.  The named executive officers are as follows:

Patrick T. Manning	Chairman & Chief Executive Officer
Joseph P. Harper, Sr.	President & Chief Operating Officer, Treasurer
James H. Allen, Jr.	Chief Financial Officer (through May 31, 2011)
Joseph P. Harper, Jr.	Executive Vice President — Finance Chief Financial Officer (acting) (June 1 through November 27, 2011)
Elizabeth D. Brumley	Executive Vice President & Chief Financial Officer (since November 28, 2011) and Controller
Anthony F. Colombo	Executive Vice President — Operations
Brian R. Manning	Executive Vice President & Chief Business Development Officer

Summary of Executive Compensation for 2011.  The following table shows the compensation paid to the named executive officers for 2011.

Name/Title	Base Salary ($)	Total Incentive Compensation(1) ($)	Incentive Compensation Paid in Cash ($)	Incentive Compensation Paid in Restricted Stock (Shares)	Discretionary Bonus ($)
Patrick T. Manning	550,000	—	—	—	—
Joseph P. Harper, Sr.	525,000	—	—	—	—
James H. Allen, Jr. (2)	200,833	—	—	—	—
Joseph P. Harper, Jr.	315,000	—	—	—	—
Elizabeth D. Brumley	315,000	—	—	—	—
Anthony F. Colombo	360,000	—	—	—	—
Brian R. Manning	315,000	—	—	—	—

(1)	Incentive compensation is based on the Company's net income and as a result of the loss in 2011, no incentive compensation was paid.

(2)	Mr. Allen retired effective May 31, 2011. In connection with his retirement, the Company agreed to pay him during 2011 at the annual rate of $482,000 for the first five months of 2011.

Summary of the 2011 Employment Agreements.  In 2011, the named executive officers were compensated under employment agreements that became effective on January 1, 2011 (except for Ms. Brumley's which became effective as of February 1, 2011).  The agreements establish a base salary for the term of the agreement and provide for annual incentive compensation expressed as a percentage of an incentive compensation pool made up of four percent of the Company's income before income taxes and earnings attributable to noncontrolling interests (Defined Earnings) provided that a three-year average return on equity of at least five percent has been met.  One-half of an executive's share of the incentive compensation pool is paid in the form of a three-year restricted stock award; up to 20% is paid in cash depending on the level of achievement of the executive's personal goals; and the remaining 30% is paid in cash without pre-conditions.  All executive officers of the Company (including the named executive officers) are eligible to receive a bonus paid out of a discretionary bonus pool made up of one percent of Defined Earnings based on management's recommendations, but subject to the approval of the Compensation Committee.

Compensation Discussion and Analysis.

Introduction.  This discussion and analysis of executive compensation is designed to show how the compensation of the named executive officers has been determined and why certain compensation decisions were made.  This section also includes a discussion of the Company's compensation policies and practices as they relate to risk and risk-taking by all employees of the Company, including the named executive officers.  That discussion is found below in the section entitled Compensation Policies and Practices — Risk Management.

At the 2011 Annual Meeting of Stockholders, the holders of 80% of the shares present in person or represented by proxy voted in accordance with the Company's recommendation to hold a say-on-pay vote annually, and the Company intends to do.  Also at that meeting, 85% voted to approved the Company's executive compensation.  Consequently, the Company does not intend to substantially change its compensation decisions and policies at the present time.

The compensation of the named executive officers is determined by the Compensation Committee of the Board of Directors (the Committee) which is composed of four independent directors of the Company.

Compensation Objectives.  The Committee's compensation objectives for each of the named executive officers as well as for other management employees is —

•
To provide the employee with a rate of pay for the work he or she does that is appropriate in comparison to similar companies in the industry and that is considered fair by the executive and the Company;

•	To give the executive a significant incentive to make the Company financially successful; and

•	To give the executive an incentive to remain with the Company.

Employment Agreements.  The Committee believes that compensating an executive under a multi-year employment agreement has the benefit of assuring the executive of continuity, both as to his or her employment and amounts and elements of compensation.  At the same time, a multi-year employment agreement gives the Company some assurance that the executive will remain with the Company for the duration of the agreement, and enables the Company to budget salary costs over the term of the agreement.

How the Terms of the Employment Agreements Were Determined.

Compensation Principles and Policies.  In considering employment agreements for the period 2011 through 2013, members of the Committee revised some of their compensation principles reflected in prior agreements based on the experience with prior employment agreements and the changes in the economy, in particular in the construction industry.  The significant changes made were as follows:

•
The Base Deferred Salary of the prior agreements, which was based on a relatively easily achieved EBITDA target, was eliminated.  The deferral of this portion of salary was originally designed to keep base salaries low and thereby conserve cash if financial results fell substantially short of expectations.  Because the Company has grown substantially and currently has a strong cash position, it was deemed no longer necessary to have this kind of safety net for the Company.  The deferred salary was added to base salary.

•
Members noted that in the current economic climate it is difficult to predict city, county, state and federal funding of highway and infrastructure projects on which the Company's business depends.  This in turn makes it difficult to establish a fair and reasonable annual earnings-per-share target, much less a long-term target on which to base incentive compensation as was done in the prior agreements.  As a result, the Committee determined to base incentive compensation on a percentage of the Company's net income, but contingent on the Company maintaining at least a three-year average return on equity target, thereby making the annual incentive dependent to a certain extent on prior years' results.

•
The Committee added a long-term element to incentive compensation, which had been absent in the prior agreements, by making a significant portion of any earned incentive compensation payable in the form of a three-year restricted stock award in order to encourage executives to take a long-range perspective in fulfilling their responsibilities.

•
The Committee provided the executives with a change in control agreement providing for a  severance payment, but only if the executive's employment is terminated without cause just prior to, or within two years after, the change in control.  Members of the Committee believe that it is in the Company's best interests to provide executives with this level of financial assurance in order to preserve their neutrality in negotiating and implementing a transaction that would result in a change in control.

Incentive Compensation.  Based on predetermined percentages for each of them, the named executive officers participate in an incentive compensation pool made up of four percent of the Company's income before income taxes and earnings attributable to noncontrolling interests.  The size of the pool was designed to be an amount that would yield incentive compensation of an amount approximately equal to the incentive compensation the executives earned for 2010 under the prior agreements, as well as to be competitive with the Company's peer group, described below.  The Committee concluded that this structure will have the effect of providing an incentive that rises and falls with the Company's financial results, assures a minimum return to stockholders before any incentive compensation is paid, but does not require making estimates of future results.

The Committee also established a discretionary bonus pool equal to one percent of the same adjusted income figure to be distributed based on management's recommendations but subject to approval by the Committee in order to be able to reward superior efforts or achievements.

Incentive Goals — Personal.  As in the prior agreements, the executive is required to establish personal goals annually in advance that are approved by the Committee in consultation with the executive.  The extent of the achievement of the goals is assessed after the end of the year by the officer to whom the executive reports and by the Committee, and in the case of the Chief Financial Officer, also by the Audit Committee.

Payment of Incentive Compensation.  In order to align the incentives with the Committee's compensation principles described above, the executive's share of the incentive compensation pool is payable as follows:

•	50% in the form of a three-year restricted stock award;

•	20% based on the level of achievement of personal goals; and

•	30% in cash without pre-conditions.

Compensation Levels.

Compensation Consultant.  The Committee retained Hay Group in mid-2010 to benchmark the compensation of the Company's named executive officers at that time as well as to make recommendations as to their compensation starting in 2011.  In seeking a useful peer group, both management, the Committee and Hay Group recognized that there are few publicly-traded companies in the heavy civil construction business that are close to the Company's size.  Most other publicly-traded heavy civil construction companies are much larger than the Company and are companies with which the Company almost never competes.  Nevertheless, management and the Committee agreed on the following peer group in order to have a basis for comparison:

Argan, Inc.
Dycom Industries, Inc.
Granite Construction Incorporated
Great Lakes Dredge & Dock Corporation
Insituform Technologies, Inc.
Layne Christensen Company
MasTec, Inc.
Matrix Service Company
Orion Marine Group, Inc.
Preformed Line Products Company
Primoris Services Corporation
Pure Cycle Corporation
The Goldfield Corporation

Hay Group's analysis, which is based on multiple surveys, revealed that the executives' base salaries when compared to publicly-traded companies in the construction industry were between 117% and 122% of the median; their total cash compensation was between 80% and 94% of the median; and their total direct compensation was between 51% and 75% of the median.  The total direct compensation comparison reflects the fact that under the agreements then in effect, the Company paid executives no long-term incentive compensation.

As noted above, Hay Group not only compared the named executive officers' compensation to the peer group, but at the Committee's request, also made recommendations on salary levels.  Senior management also made compensation proposals for themselves and for each of the other named executive officers.  After reviewing Hay Group's and management's recommendations and proposals, the Committee adopted base salaries that were in some cases less than Hay Group's recommended salaries and in some cases more than senior management's proposals.  The resulting salaries represent approximately a five percent increase over the sum of the Base Payroll Salary and Base Deferred Salary of the prior employment agreements.  The Committee considered this increase to be appropriate in light of the fact that the executives' salaries had not been increased since 2007, the first year of the prior employment agreements.  In the case of Messrs. Anthony F. Colombo, Joseph P. Harper, Jr., and Brian R. Manning, $15,000 was added to their base salaries to compensate them for the elimination of full-time use of company vehicles or car allowances that they had been entitled to in prior years.

In addition to the other factors discussed above, members exercised their personal judgment based on their experience in business matters in making decisions regarding appropriate compensation and incentive levels.

Hay Group's Services.  Hay Group was first retained in 2007 to provide benchmarking services to the Compensation Committee in connection with the 2007-2010 employment agreements.  Because of that work, the Board's Corporate Governance & Nominating Committee retained Hay Group to do a similar analysis and report relating to the compensation of the Company's non-employee directors.

The Compensation Committee retained Hay Group again in 2010 because of their familiarity with the Company and the general satisfaction with their earlier work.

Hay Group has performed no other services of any kind for the Committee, the Board, or the Company.  Hay Group's fees for services in 2007 for both the executive and the director compensation reports totaled $40,184 and for the 2010 report was $56,539.

Change in Control Agreements.

As noted above, the Committee decided to enter into change of control severance agreements with the named executive officers in order to provide them with a level of financial assurance, under certain circumstances, in the event of a change in control of the Company.  This financial assurance is intended by the Committee to preserve the executive's neutrality in negotiating and implementing a transaction that would result in a change in control of the Company and that could result in the termination of his or her employment for no fault of their own.  The change in control agreements have no fixed terms and are independent of the employment agreements except that severance that is payable under the change in control agreement is reduced by the amount of any severance payable under an employment agreement then in effect.  The Committee believes that a change in control payment is only appropriate if the termination of the executive's employment is without cause or because of a breach by the Company of his or her employment agreement.  The Committee did not want a change in control agreement to serve as an incentive to leave the Company's employ after a change in control.

The Committee believes that the amount of the change in control severance should not be so large as to be a windfall for the executive and/or a deterrent to a potential acquiror of the Company.  The Committee determined that an appropriate severance amount is three times base salary together with the vesting of any restricted stock then held by the executive.  The severance amount is substantially below the maximum that is payable without incurring punitive tax consequences under the Internal Revenue Code, and is substantially below what other companies provide.  The Committee understands that some of the compensation payable to certain executives under the change-in-control agreements may not be deductible under Section 162(m) of the Internal Revenue Code.

Compensation Policies and Practices — Risk Management.

This section describes the Company's risks that have the potential to be affected by the Company's compensation policies and practices applicable to all employees, and in particular, by its incentive compensation arrangements.

Background.  In the first quarter of 2012, the Compensation Committee reviewed its former assessment of compensation-related risks, noting that while the Company's over-all compensation structure for 2011 had not changed substantially, the compensation of the named executive officers had changed, as described above.  Compared to other businesses, the Company's business risks that are likely to be affected by compensation policies and practices are relatively straight forward.  Consequently, as in the past, the Committee elected not to hire an outside adviser in undertaking its review.

The Committee reviewed each element of employee compensation that is designed to provide an incentive to the employee to do his or her best work for the Company.  The Committee then discussed the extent to which, if at all, the employee would be able to manipulate the Company's records or financial statements to artificially achieve or contribute to the achievement of that incentive.  Committee members then determined whether in their judgment, the risk of such manipulation is material.

As a general matter, the Company's policy with respect to incentive compensation, as opposed to regular wages and salary, is to encourage behavior that will benefit and improve the Company's financial results and financial condition and thereby benefit its shareholders.  Because regular wages and salary are paid periodically, because they are considered to be competitive, and because they are not paid for the achievement of a specific goal, they do not by themselves affect risk-taking.

After the Committee's review, it is the belief of members that the Company's compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.  The basis for this belief is discussed below.

The Company's Risks.  Many of the risks that the Company faces are outside the control of management, such as economic and weather conditions; the failure of government agencies to let construction contracts or the cancellation of contracts already let; local, state and federal funding of infrastructure construction and repairs; actions of suppliers; terrorist attacks, and the like.  For a full description of the Company's significant risk factors, see Item 1A. Risk Factors in the Company's 2011 Annual Report on Form 10-K, which is available with this Proxy Statement.

The Company's other major risks can be grouped into four general categories:

•
Bidding on and performing civil construction projects in which the contract for the project is awarded to the lowest bidder.  In low-bid contracts, the prime risk is a failure to accurately estimate the overall risks, requirements and costs involved in the project.  If the Company bids too high it will not win the contract; if it bids too low and wins the contract, lower profits than anticipated or a loss can result.

•
Design-build, CM/GC (construction manager/general contractor) and other alternative project delivery methods.  These projects are ones in which winning the contract depends not only on the bid price, but also on reputation, marketing efforts, quality of design, and the minimization of public inconvenience.  Projects of this kind are often bid and performed by joint ventures in which the Company is only one of two or more participants.  This means that the Company is subject not only to the risk of making an inaccurate bid, but also to the additional risk of design errors by the design/engineering firm, as well as liability for the entire contract if other participants in the joint venture fail to carry out their portions of the contract, or fail to do so in conformity with the contract.

•
The Company's strategy of expanding its market, opportunities, competencies and geographic diversification organically and through acquisitions.  Growth can require the investment of significant capital, and in the case of an acquisition, if the negotiation of the purchase agreement and the subsequent integration of the acquired entity are not successfully performed, significant losses can result.

•
The percentage-of-completion accounting and revenue recognition rules under which the Company is required to prepare its financial statements.  Percentage-of-completion accounting requires management to make quarterly and annual estimates of the cost of completing projects that are on going at the date of the financial statements.  These estimates directly affect reported profits, and profits are the basis for the award of much of the Company's incentive compensation.

Incentive Compensation and Risk.

Employees Without Employment Agreements.  The Company compensates its direct labor and clerical staff on an hourly basis; the rest of its employees are paid a salary.  All of these employees are eligible to earn bonuses.  Bonuses are paid in cash and are based on an employee's job performance in his or her area of responsibility.  For example, the bonuses of project managers are based on the gross profit of the project and the level of competency with which it is administered, including things such as the timeliness of invoice submissions and job-cost estimates and updates.  These jobs by their very nature are not ones that require risk-taking for the employee to be successful; rather they require attention to detail and the avoidance and minimization of risk.  Although bonuses for these employees are generally not promised or quantified in advance, the Committee believes that the tradition of paying bonuses encourages employees to be careful and diligent in their job performance.  Project managers' estimates of the cost to complete their contracts are reviewed by senior managers, and from year to year are compared to prior year's actual results.  In this way, senior management can determine whether a project manager's estimates are generally accurate.  A material variance between estimates and actual results can lead to termination of employment.

Employees with Employment Agreements.  The Company compensates certain of its officers and certain operating officers in charge of its geographical offices under the terms of written employment agreements.  When these employment agreements come up for renewal, the Committee considers whether and to what extent the incentives in those agreements continue to meet the Company's incentive and risk management objectives.  In the Nevada office, incentive pay for senior officers is in the discretion of the Company's President and is based generally on the extent to which elements of the agreed-upon budget for the year have or have not been achieved or exceeded.  Incentive pay for senior officers of the Utah office is based on the achievement of the office's budgeted earnings before interest, taxes, depreciation and amortization, or EBITDA.  The Committee believes that EBITDA is a good measure of operating performance because it is EBITDA on which operating personnel have the most direct effect.  EBITDA for a given year is derived from the budget, which represents the best estimate of results for the following year as determined jointly by senior management of the office and the Company.  Therefore, while budgets may reflect an optimistic assessment of the future, by their nature, they should not require extreme effort to achieve.  In addition, excessive risk-taking could directly and adversely affect EBITDA and therefore the officer's incentive compensation.

The incentive compensation of the named executive officers is also established by employment agreements.  As noted above, under their current agreements, incentive compensation is based on net earnings, not earnings per share as in prior agreements, but the Committee does not believe that this changes the level of risk.

The Committee believes that the Company's incentive goals do not create or encourage excessive risk-taking for the following reasons.

•	The bid preparation process, whether for a low-bid contract or a design-build contract requires careful, meticulous and diligent estimation and calculation of all aspects of the project.

•	The estimates required for percentage cost-of-completion accounting are subject to review, verification and audit.

•
The incentive compensation for the named executive officers is based on net income, with no floor and no cap, which avoids an all-or-nothing approach to incentive compensation that can have the effect of encouraging excessive risk-taking.

•	No extreme effort or risk-taking by executive officers will necessarily result in a large increase in net income.

•
No incentive pay is awarded for completing a single task, such as winning a contract, making a capital investment or completing an acquisition.  The officer only benefits if the contract, investment or acquisition is profitable and thereby contributes to the financial success of the Company.  This avoids creating an incentive to achieve short-term results at the expense of longer-term results.

The Committee has determined that cost-of-completion accounting is the most likely to encourage manipulation of financial results and therefore deserves further discussion of the monitoring and mitigation of the risk.  In the course of its annual audits, the Company's outside auditor reviews the current year's cost-to-complete estimates and compares them to actual, prior-year results, so that over a period of several years, any manipulation of results would become evident.  In addition, since most of the Company's large projects are performed over the course of more than one calendar year, an under-estimate of the cost-to-complete in order to inflate profits in one year would have the effect of reducing profits in the following year.  In addition, members of senior management of the Company hold a significant number of shares of the Company's common stock, so that any potential incentive to manipulate short-term results is offset by the knowledge that to do so could have long-term, adverse consequences and a negative effect on the value of their own shares of the Company's common stock.  The Committee has formed a judgment that the integrity of the members of senior management, who have been with the Company for an average of 23 years, is the most valuable element in mitigating this risk.  Finally, the Company's policy on so-called claw-backs requires a repayment of any over-payment of incentive compensation that was based on financial statements that are subsequently restated, whether or not the employee was culpable with respect to the error, event, act or omission that caused the restatement to be made.

Equity Compensation.  In the past, the Company awarded options to a wide variety of employees that vest over a number of years in order to give them a long-term perspective on the success of the Company.  More recently, for the same purpose, the Company has awarded vice-president-level officers of the Company's geographical offices shares of common stock that may not be sold or transferred for five years and that are subject to forfeiture under certain circumstances, such as termination of employment for cause or resignation.  As noted above, in the current employment agreements of the named executive officers, one-half of any incentive compensation will be paid in the form of three-year restricted stock awards.

The Committee monitors compensation-related risks annually when year-end financial results are available and the achievement of personal goals is assessed.  Since senior officers' employment agreements have traditionally had three-year terms, the Committee is also able periodically to determine whether the Company's incentive programs are achieving the desired results and to make changes if they are not.

Employment Agreements of the Named Executive Officers.

As already noted, the incentive compensation of named executive officers is expressed as a percentage of an incentive compensation pool consisting of four percent of the Company's income before income taxes and earnings attributable to non-controlling interests, provided that a minimum average three-year return on equity target (5%) is maintained.  The following table shows the material financial features of the employment agreements of each named executive officer.

Name	Annual Salary ($)	Percentage of Annual Incentive Pool (1) (%)
Patrick T. Manning	550,000	22.5
Joseph P. Harper, Sr.	525,000	22.0
James H. Allen, Jr. (2)	482,000	—
Joseph P. Harper, Jr.	315,000	16.5
Elizabeth D. Brumley	315,000	(3)
Anthony F. Colombo	360,000	16.5
Brian R. Manning	315,000	16.5

(1)	Incentive compensation is payable 50% in the form of three-year restricted stock awards, up to 20% in cash based on the level of achievement of personal goals, and 30% in cash without pre-conditions.

(2)
Mr. Allen retired effective May 31, 2011.  In connection with his retirement, the Committee agreed to pay him during 2011 at the rate of the annual salary indicated above for the first five months of 2011.  In June 2011, the Company entered into a consulting agreement with Mr. Allen to assist the Company in making the transition to his replacement.

(3)	Ms. Brumley is eligible to earn the same dollar amount of incentive compensation as Messrs. Harper, Jr., Colombo and Brian Manning.

Potential Payments upon Termination or Change-in-Control.

The following table describes the payments and other obligations of the Company under the employment agreements and change of control agreements of the named executive officers at, following, or in connection with, any termination of employment or change in control of the Company.

In every instance of termination, the Company is required to pay the executive any accrued but unpaid salary through the date of termination and any other legally-required payments through that date.

After termination of employment, irrespective of the reason for termination, each of the named executive officers is prohibited from competing with the Company or soliciting its employees or customers for a period of twelve months or for the post-employment period, if any, for which the executive is entitled to be paid salary, whichever period is longer.

The table also shows the estimated cost to the Company had the executive's employment terminated on December 31, 2011. The employment agreements of the named executive officers expire on December 31, 2013 except for Joseph P. Harper, Sr.'s employment agreement, which expires on December 31, 2012.

Event		Payment and/or Other Obligations (1)
1.	Termination— ● By the Company without cause. (2) ● Involuntary resignation(2) by the executive.
In either event, the Company is obligated  —
A.   To pay the executive his or her base salary in a lump sum for the balance of the term of the employment agreement or for one year, whichever period is longer;
B.    To continue to cover the executive under the Company's medical and dental plans provided the executive reimburses the Company the COBRA cost thereof, in which event, the Company must reimburse the amount of the COBRA payments to the executive; and
C.    To pay the executive any incentive compensation that would have been earned had the executive remained an employee of the Company through the end of the calendar year in which his or her employment terminated, and to pay in cash any incentive compensation otherwise payable in restricted stock.

Estimated December 31, 2011 termination payments:
Under A and B, above, the executive would be entitled to the amounts set forth below.  Under C, the executive would be entitled to his or her 2011 incentive compensation, to the extent earned, irrespective of termination.

	Mr. Patrick T. Manning	$1,100.000 plus COBRA reimbursement for a two-year period, at a cost of approximately $36,653.
	Mr. Joseph P. Harper, Sr.	$525,000 plus COBRA reimbursement for a one-year period, at a cost of approximately $12,027.
	Mr. James H. Allen, Jr.	N/A (Mr. Allen retired at the end of May 2011)
	Mr. Joseph P. Harper, Jr.	$630,000 plus COBRA reimbursement for a two-year period, at a cost of approximately $36,653.
	Ms. Brumley	$630,000 plus COBRA reimbursement for a two-year period, at a cost of approximately $20,617.

Event		Payment and/or Other Obligations (1)
	Mr. Colombo	$720,000 plus COBRA reimbursement for a two-year period, at a cost of approximately $11,454.
	Mr. Brian R. Manning	$630,000 plus COBRA reimbursement for a two-year period, at a cost of approximately $36,653.
2.	Termination by reason of the executive's death or permanent disability.
The Company is obligated to pay the executive or his or her personal representative, as the case may be, a portion of any incentive compensation that would have been earned had the executive remained an employee of the Company through the end of the calendar year in which employment terminated, based on the number of days during the year that the executive was an employee of the Company, and to pay in cash any incentive compensation otherwise payable in shares of restricted stock.

	Estimated December 31, 2011 termination payments:	None. The executive would be entitled to his or her 2011 incentive compensation, to the extent earned, irrespective of termination.
3.	Termination by the Company for cause:(3)	All of the executive's stock options terminate.
	Estimated December 31, 2011 termination payments:	None.
4.	Voluntary resignation by the executive:
If the resignation occurs during a calendar year, the Company is not obligated to pay the executive any incentive or other compensation.  If the resignation occurs at or after the end of a calendar year, the Company is obligated to pay the executive any earned incentive compensation for such year.

	Estimated December 31, 2011 termination payments:	None. The executive would be entitled to his or her 2011 incentive compensation, to the extent earned, irrespective of the resignation.
5.
Change-in-control termination without cause or because of a breach by the Company of the executive's employment agreement within period commencing one month before and ending two years after a change in control of the Company.

Under a change of control agreement, each named executive officer is entitled to an amount payable in a lump sum equal to three times salary, less any severance payable under any employment agreement then in effect.  In addition, un-exercisable but in-the-money stock options become exercisable in full.

	Estimated December 31, 2011 termination payments:
The lump sum amounts payable are set forth below.  They reflect the lump sum equal to three times salary reduced by the lump sum equal to two times salary payable under the executives' employment agreements, except for Joseph P. Harper, Sr., for whom the lump sum equal to three times salary is reduced by only one times salary because his employment agreement expires at the end of 2012.
No cost would be incurred by the Company as a result of the acceleration of vesting provision because all of the outstanding stock options of the named executive officers who hold stock options were already vested (exercisable) in full at December 31, 2011.

	Mr. Patrick T. Manning	$550,000.
	Mr. Joseph P. Harper, Sr.	$1,050,000
	Mr. Allen	N/A (Mr. Allen retired at the end of May 2011)
	Mr. Joseph P. Harper, Jr.	$315,000
	Ms. Brumley	$315,000
	Mr. Colombo	$360,000
	Mr. Brian R. Manning	$315,000

(1)
The executives' salary and eligibility for incentive compensation are set forth above in the section entitled Employment Agreements of the Named Executive Officers.  For the amount of any incentive compensation paid to the named executive officers for 2011, see the section entitled Summary Compensation Table for 2011, below.

(2)
A termination without cause is a termination for any reason other than for cause, permanent disability, death or voluntary resignation.
The executive is entitled to "involuntarily" resign in the event that the Company commits a material breach of a material provision of the employment agreement and fails to cure the breach within thirty days, or, if the nature of the breach is one that cannot practicably be cured in thirty days, if the Company fails to diligently and in good faith commence a cure of the breach within the thirty-day period.

(3)
The term "cause" is defined in the named executive officers' employment agreements and means what is commonly referred to as cause in employment matters, such as gross negligence, dishonesty, insubordination, inadequate performance of responsibilities after notice and the like.

Summary Compensation Table for 2011.

The following table sets forth all compensation awarded to, earned by, or paid to the following executive officers for 2011:

●	Patrick T. Manning, the Company's principal executive officer.

●	James H. Allen, Jr., the Company's principal financial officer from January through May, 2011, when he retired.

●	Joseph P. Harper, Jr., the Company's acting principal financial officer from June through November, 27, 2011.

●	Elizabeth D. Brumley, the Company's principal financial officer since November 28, 2011.

●	The Company's three most highly compensated executive officers (other than the officers listed above) who were serving at the end of 2011.

The Company pays compensation to these executive officers according to the terms of their employment agreements.  The Company does not pay any additional compensation to any executive officer for serving on the Board.  The amounts include any compensation that was deferred by the executive through contributions to his or her defined contribution plan account under Section 401(k) of the Internal Revenue Code.  All dollar amounts are rounded to the nearest dollar.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($) (2)	Total ($)
Patrick T. Manning Chairman of the Board & Chief Executive Officer (principal executive officer)	2009 2010 2011	365,000 365,000 550,000	- - -	- - -	325,000 325,000 -	10,000 - -	700,000 690,000 550,000
Joseph P. Harper, Sr. President, & Chief Operating Officer, Treasurer	2009 2010 2011	365,000 365,000 525,000	- - -	- - -	325,000 325,000 -	7,300 13,020 9,800	697,300 703,020 534,800
James H. Allen, Jr. (1) Chief Financial Officer (principal financial officer)	2009 2010 2011	250,000 250,000 200,833	- - -	- - -	150,000 150,000 -	7,500 10,192 8,333	407,500 410,192 209,166
Joseph P. Harper, Jr. (1) Acting Chief Financial Officer (principal financial officer)	2010 2011	200,000 315,000	- -	- -	200,000 -	7,993 6,967	407,993 321,967
Elizabeth D. Brumley (1) Executive Vice President & Chief Financial Officer (principal financial officer)	2011	288,750	-	-	-	-	288,750
Anthony F. Colombo Executive Vice President — Operations	2010 2011	215,000 360,000	- -	- -	260,000 -	17,704 9,800	492,704 369,800
Brian R. Manning Executive Vice President & Chief Business Development Officer	2010 2011	200,000 315,000	- -	- -	200,000 -	15,635 7,792	415,635 322,792

(1)	See the information above in the section entitled The Executive Officers for the dates these officers served as principal financial officer.

(2)	A breakdown of the amounts shown in this column is set forth in the table below.

Name	Year	Car Allowance/Use of a Company Car		Company Contribution to 401(k) Plan Account
Patrick T. Manning	2009 2010 2011	- - -			$10,000 - -
Joseph P. Harper, Sr.	2009 2010 2011	- - -			$7,300 13,020 9,800
James H. Allen, Jr.(1)	2009 2010 2011	- - -		$ $	7,500 10,192 8,333
Joseph P. Harper, Jr.	2010 2011	$1,185 -	(2)		$6,808 6,967
Elizabeth D. Brumley	2011	—			—
Anthony F. Colombo	2010 2011	$9,600 -	(3)		$8,104 9,800
Brian R. Manning	2010 2011	$8,250 -	(2)		$7,385 7,792

(1)	Mr. Allen retired in May 2011.

(2)	This represents an $800 monthly car allowance.

(3)	This is the cost of the use of a Company-owned vehicle.

Grants of Plan-Based Awards for 2011.

Executive Incentive Compensation Pool.  As described above in the section entitled Employment Agreements of the Named Executive Officers, the executives' employment agreements provide each executive the ability to earn incentive compensation annually.  The incentive compensation is expressed as a percentage of an incentive compensation pool equal to four percent of the Company's income before income taxes (i) reduced for earnings attributable to noncontrolling interests; and (ii) after adding back any accrual of the incentive compensation itself to avoid circular calculations.  This adjusted net income amount is referred to in the executives' employment agreements as Defined Earnings.  Each executive's percentage share of the pool is set forth in a table above in the section entitled Employment Agreements of the Named Executive Officers.  No incentive compensation is paid for a given year if there are no Defined Earnings.  In addition, no incentive compensation is paid if at the end of a given year, the Company's average return on equity for the previous three years is less than five percent.

In 2011, the Company had a loss and consequently had no Defined Earnings.  Therefore, no incentive compensation was paid to the named executive officers.

Discretionary Bonus Pool.  The Company has also established a discretionary bonus pool in an amount equal to one percent of Defined Earnings.  The Compensation Committee of the Board has the discretion to award amounts from this bonus pool to any of the executive officers of the Company, including the named executive officers, based on senior management's recommendations.  The entire discretionary bonus pool can be awarded to some or all of the named executive officers, to one named executive officer alone, or to executive officers who are not named executive officers.  Discretionary bonuses, if any, are paid in cash.

For the same reason that no incentive compensation was paid, no discretionary awards were made for 2011.

Option Exercises and Stock Vested for 2011.

The following table contains information on an aggregated basis about each exercise of a stock option during 2011 by each of the named executive officers.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)
Patrick T. Manning	—	—
Joseph P. Harper, Sr.	3,700	45,917
James H. Allen, Jr.	—	—
Joseph P. Harper, Jr.	—	—
Elizabeth D. Brumley	—	—
Anthony F. Colombo	2,500	29,125
Brian R. Manning	2,000	23,700

(1)
SEC regulations define the "Value Realized on Exercise" as the difference between the market price of the shares on the date of the option exercise (purchase), and the option exercise price of the shares, whether or not the shares are sold subsequent to the exercise, or if they are sold, whether or not the sale occurred on the same date as the exercise.

Outstanding Equity Awards at December 31, 2011.

The following table shows certain information concerning un-exercised stock options that were outstanding on December 31, 2011 for each named executive officer.  No other equity awards have been made to the named executive officers.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price/Share ($)	Option Grant Date	Option Expiration Date	Vesting Date Footnotes
Patrick T. Manning	—	—
Joseph P. Harper, Sr.	3,500	—	3.10	8/12/2004	8/12/2014	(1)
	3,500	—	3.05	8/20/2003	8/20/2013	(1)
	3,500	—	1.725	7/24/2002	7/24/2012	(1)
James H. Allen, Jr.	—	—
Joseph P. Harper, Jr.	1,400	—	3.10	8/12/2004	8/12/2014	(2)
	600	—	3.05	8/20/2003	8/20/2013	(2)
Elizabeth D. Brumley	—	—
Anthony F. Colombo	3,500	—	3.10	8/12/2004	8/12/2014	(2)
	3,000	—	3.05	8/20/2003	8/20/2013	(2)
	2,800	—	1.725	7/24/2002	7/24/2012	(2)

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price/Share ($)	Option Grant Date	Option Expiration Date	Vesting Date Footnotes
Brian R. Manning	3,500	—	3.10	8/12/2004	8/12/2014	(2)
	3,000	—	3.05	8/20/2003	8/20/2013	(2)
	2,500	—	1.725	7/24/2002	7/24/2012	(2)

Vesting of Stock Options.  If there is a change in control of the Company, all the stock options then held by a named executive officer become exercisable in full; however, as indicated in the table above, all of the outstanding options are already exercisable in full.  The options listed above have vested as follows:

(1)	This option vested in equal installments on the first three anniversaries of its grant date.

(2)	This option vested in equal installments on the first five anniversaries of its grant date.

Equity Compensation Plan Information.  The following table contains information at December 31, 2011 about compensation plans (including individual compensation arrangements) under which the Company has authorized the issuance of equity securities.

Plan Category (1)	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders:	52,100	$3.767	425,771	(1)
Equity compensation plans not approved by security holders:	—	—	—

(1)
The Company has only one outstanding compensation plan under which the Company has authorized the issuance of equity securities, the Stock Incentive Plan.  That plan and subsequent amendments to it have been approved by stockholders other than the amendment which is the subject of Proposal 2.  The plan would have expired on July 23, 2011 had the Board of Directors not amended the plan, among other things, to extend its term for an additional ten years.  The amendment and restatement of the plan is the subject of Proposal 2 and is described in detail above under the heading Amendment and Restatement of the Company's Stock Incentive Plan (Proposal 2).

PERFORMANCE GRAPH.

The following graph compares the percentage change in the Company's cumulative total stockholder return on its common stock for the last five years with the Dow Jones US Index, a broad market index, and the Dow Jones US Heavy Construction Index, a group of companies whose marketing strategy is focused on a limited product line, such as civil construction.  Both indices are published in The Wall Street Journal.

The returns are calculated assuming that an investment with a value of $100 was made in the Company's common stock and in each index at the end of 2006, and that all dividends were reinvested in additional shares of common stock, although the Company has paid no dividends during the periods shown.  The graph lines merely connect the measuring dates and do not reflect fluctuations between those dates.  The stock performance shown on the graph is not intended to be indicative of future stock performance.

	December 2006 ($)	December 2007 ($)	December 08 ($)	December 2009 ($)	December 2010 ($)	December 2011 ($)
Sterling Construction Company, Inc.	100.00	100.28	85.16	87.96	59.93	49.49
Dow Jones US Index	100.00	106.01	66.61	85.79	100.08	101.42
Dow Jones US Heavy Construction Index	100.00	189.96	85.25	97.44	125.12	103.15

BUSINESS RELATIONSHIPS WITH DIRECTORS AND OFFICERS.

Transactions with Related Persons.  This section describes transactions since the beginning of 2011 and currently proposed transactions in which the Company or its affiliates was or is to be a participant, and in which any related person had or will have a direct or indirect material interest.

Joseph P. Harper, Jr.  During 2011, Joseph P. Harper, Jr. was Executive Vice President — Finance and from June 1 through November 27, 2011 he was acting Chief Financial Officer of the Company.  He was also Vice President & Chief Financial Officer of the Company's wholly-owned subsidiary, Texas Sterling Construction Co. (TSC).  He is the son of Joseph P. Harper, Sr., who is President & Chief Operating Officer and Treasurer of the Company.  For 2011, the Company paid Mr. Harper Jr. under his employment agreement a salary of $315,000 and made the contributions to his 401(k) plan, noted above.

Kip L. Wadsworth.  Mr. Wadsworth is a director of the Company and Chief Executive Officer of Ralph L. Wadsworth Construction Company, LLC (RLW) in which the Company acquired an 80% interest in late 2009.  Mr. Wadsworth retained a 5.65% membership interest in RLW, which together with the interests retained by his three brothers, Con, Tod and Ty Wadsworth, can be sold by them to the Company, and which the Company has a right to buy from them, in both cases, in the year 2013.  For 2011, RLW paid Mr. Wadsworth, as Chief Executive Officer of RLW, cash compensation of $656,803, which is made up of his $244,000 salary and his cash incentive compensation of $412,803 under the terms of his employment agreement with RLW that was negotiated in connection with the acquisition.  Pursuant to that employment agreement, the Company issued to Mr. Wadsworth as additional incentive compensation 2,515 shares of the Company's common stock with a value of $24,400 on the date of the award that are restricted from sale or other disposition until December 31, 2012.

Mr. Wadsworth and some of his immediate family members are part owners of the following companies with which RLW had a business relationship in 2011.  Their ownership interests are shown in the table below.

●
Wadsworth Development Group, LLC (WDG).  In 2011, as part of a monthly service agreement, RLW provided WDG with office supplies, payroll services, computers, IT services, telephone service and the like on a monthly basis for a total billing to WDG in 2011 of $615,000.

●	Wadsworth Corporate Center Building A, LLC (WCC), Wadsworth Dannon Way, LLC (WDW) and Wadsworth & Sons III (W&S3). In 2011, RLW leased —

●	its primary office space from WCC at an annual average rent of $228,462 plus common area maintenance charges of $80,776;

●	a facility for RLW's equipment maintenance shop from WDW at an annual rent of $178,333 plus common area maintenance charges of $71,675; and

●	a facility from W&S3 to provide temporary living quarters for field employees at an annual rent of $47,104.

The WCC and WDW leases expire in 2022 and the W&S3 lease expires in 2014.

●	Riverwalk Investments, LLC (RWI). In 2011, RLW engaged in contracts to develop RWI site improvements and to build out four of RWI's tenant spaces for a total price of $597,692.

●
Wadsworth & Sons LLC (W&S).  W&S is an indemnitor of surety bonds issued to Cal Wadsworth Construction Company, which is owned by Kip Wadsworth’s brother, Cal Wadsworth.  The potential indemnification exposure to W&S for bonds issued on uncompleted Cal Wadsworth Construction projects is estimated to be less than $1 million.

●
Big Sky, LLC.  Big Sky, LLC is an entity owned and managed by W&S3.  Big Sky owns a plane that RLW rented in 2011 for certain business travel of its employees, including Mr. Wadsworth, and for which RLW paid Big Sky rental fees and expenses totaling $72,259.

●
Renewable Energy Development Corporation (REDCO.)  REDCO is a privately-held renewable energy development company for which RLW performed construction services.  During 2011, REDCO filed for bankruptcy protection and as a result, RLW wrote off a $23,838 account receivable.

Name (Relationship)	REDCO	WDG	WCC	WDW	W&S3	RWI	W&S
Kip L. Wadsworth	28.25%	24.50%	24.50%	19.60%	28.25%	24.50%	19.60%
Con L. Wadsworth (brother)	24.69%	24.50%	24.50%	19.60%	24.69%	24.50%	19.60%
Tod L. Wadsworth (brother)	24.69%	24.50%	24.50%	19.60%	24.69%	24.50%	19.60%
Ty L. Wadsworth (brother)	22.36%	24.50%	24.50%	19.60%	22.37%	24.50%	19.60%
Nic L. Wadsworth (brother)	—	—	—	19.60%	—	—	19.60%
Ralph L. Wadsworth (father)	—	1.00%	1.00%	1.00%	—	1.00%	1.00%
Peggy Wadsworth (mother)	—	1.00%	1.00%	1.00%	—	1.00%	1.00%

During 2011, Ralph L. Wadsworth, Kip Wadsworth's father and the founder of RLW, provided engineering consulting services to two of RLW's projects for which RLW paid a total of $23,500.  Kip Wadsworth is a brother of Guy Wadsworth, who is the owner of Wadsworth Brothers Construction Company.  Wadsworth Brothers Construction Company and RLW are both 12.5% members of a $1.1 billion joint venture with Fluor Corporation and Ames Construction, Inc. on a construction project covering 23 miles of Interstate Highway 15 in Utah.

Policies and Procedures for the Review, Approval or Ratification of Transactions with Related Persons.

General.  The Board's policy on transactions between the Company and related persons is set forth in the written charter of the Audit Committee.  The policy requires that the Audit Committee must review in advance the terms of any transaction between the Company (including its subsidiaries) and a director, executive officer, nominee for election as a director, or stockholder; and any of their affiliates or immediate family members that involves more than $100,000.  If the Audit Committee approves the transaction, it must do so in compliance with Delaware law and report it to the full Board.

Joseph P. Harper, Jr.  The Compensation Committee determines Joseph P. Harper, Jr.'s salary and incentive compensation through his employment agreement with the Company.  Neither Patrick T. Manning, Joseph P. Harper, Sr. nor Joseph P. Harper, Jr. is a member of the Compensation Committee, which is made up entirely of independent directors.

Kip L. Wadsworth.  As part of its due diligence review prior to the acquisition of its 80% interest in RLW, the Company reviewed the relationships and transactions between RLW, Mr. Wadsworth and Mr. Wadsworth's family members, and concluded that the prices being charged to RLW or by RLW, as the case may be, are competitive and no less favorable to RLW than could be obtained from unrelated third parties.  Any new transaction will be taken under consideration in advance by the Audit Committee and will be reviewed by an independent audit firm retained by the Audit Committee to ensure, among other considerations, that it is in compliance with Delaware law and is likewise on terms that are no less favorable to the Company than could be obtained from unrelated third parties.

INFORMATION ABOUT AUDIT FEES AND AUDIT SERVICES

A representative of the Company's independent registered public accounting firm, Grant Thornton LLP, is expected to be available at the Annual Meeting and will have the opportunity to make a statement, if he or she wishes, and to respond to appropriate questions from stockholders.

The following table sets forth the aggregate fees that Grant Thornton billed to the Company for the years ended December 31, 2011 and 2010.

Fee Category	2011	Percentage Approved by the Audit Committee	2010	Percentage Approved by the Audit Committee
Audit Fees:	648,143	100%	578,000	100%
Audit-Related Fees:	—	N/A	—	N/A
Tax Fees:	—	N/A	—	N/A
All Other Fees:	1,200	100%	2,000	100%

Audit Fees.

In 2011 and 2010, audit fees included the fees and expenses for Grant Thornton's audit of the consolidated financial statements included in the Company's Annual Report on Form 10-K for those years; the reviews of the consolidated financial statements included in the Company's quarterly reports on Form 10-Q; the resolution of issues that arose during the audit process; attestation work required by Section 404 of the Sarbanes-Oxley Act of 2002; and other audit services that are normally provided in connection with statutory and regulatory filings.

Of the audit fees for 2011 reflected in the above table, $418,533 had been billed by December 31, 2011.

Of the audit fees for 2010 reflected in the above table, $302,000 had been billed by December 31, 2010.

Audit-Related Fees.  In 2011and 2010, the Company incurred no fees in this category.

Tax Fees.  The Company's independent registered public accounting firm occasionally provides tax consulting services to the Company.  No fees for such services were incurred in 2011 or 2010.

All Other Fees.  In 2011 and 2010, these fees consisted primarily of consultation with Grant Thornton on various tax issues related to new jurisdictions in which the Company operates.

Procedures for Approval of Services.

All requests for services that are to be provided by the Company's independent registered public accounting firm, which must include a detailed description of the services to be rendered and the amount of corresponding estimated fees, are submitted to both the Company's Chief Financial Officer and the Chairman of the Audit Committee.  The Chief Financial Officer authorizes services that have been approved by the Audit Committee within pre-set limits.  If there is any question as to whether a proposed service fits within an approved service, the Chairman of the Audit Committee is consulted for a determination.  The Chief Financial Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee.  The request must include an affirmation by the Chief Financial Officer and the independent registered public accounting firm that the request is consistent with the SEC’s rules on auditor independence.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal that a stockholder intends to present at the 2013 Annual Meeting of Stockholders must be submitted to the Secretary of the Company no later than December 31, 2012 in order to be considered timely received.

By Order of the Board of Directors
Roger M. Barzun, Secretary

STERLING CONSTRUCTION COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 8, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your voting instructions by telephone at 1-800-PROXIES (1-800-776-9437), or via the Internet at www.VoteProxy.com and follow the simple instructions.  You will need to use the Company Number and Account Number shown on your proxy card.

The undersigned, having received a Notice of the Annual Meeting of Stockholders of Sterling Construction Company, Inc. (the "Company") to be held on May 8, 2012 at 9:00 a.m., local time, at The Buttes, A Marriott Resort, 2000 West Westcourt Way, Tempe, Arizona 85282 (the "Annual Meeting") and a Notice of Internet Availability of Proxy Materials for the Annual Meeting; and revoking all prior proxies, hereby appoint(s) Patrick T. Manning, Elizabeth D. Brumley, and Roger M. Barzun, and each of them (with full power of substitution) as proxies of the undersigned to attend the Annual Meeting and any adjourned sessions thereof and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the Annual Meeting the intention of the undersigned to vote said shares in person.  If the undersigned holds any shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every one of those capacities as well as individually.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
STERLING CONSTRUCTION COMPANY, INC.
May 8, 2012

PROXY VOTING INSTRUCTIONS

VOTING ON THE INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

VOTING BY TELEPHONE - Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
COMPANY NUMBER
ACCOUNT NUMBER

You may vote online or by telephone until 11:59 PM Eastern Time on the day before the meeting.
VOTING BY MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
VOTING IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card and 2011 Annual Report are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04770

Please detach along perforated line and mail the part below in the envelope provided IF you are not voting via telephone or the Internet.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS; AND FOR PROPOSALS 2, 3 and 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	Election of Directors:	For	Against	Abstain
	John D. Abernathy	☐	☐	☐
	Richard O. Schaum	☐	☐	☐
	Milton L. Scott	☐	☐	☐
	David R. A. Steadman	☐	☐	☐
2.	Approval of the amendment and restatement of the Company's Stock Incentive Plan.	☐	☐	☐
3.	Ratification of the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for 2012.	☐	☐	☐
4.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

The shares represented by this proxy will be voted as directed by the undersigned.  If no direction is given with respect to the election of directors or proposals 2, 3 and 4, specified above, this proxy will be voted FOR the election of each director; and FOR Proposals 2, 3 and 4.  All proposals are made by the Board of Directors.

if you wish to vote in accordance with the recommendations of the board of directors, you need only sign and date this proxy.  you do not need to mark any boxes.

Signature of Stockholder	Date	Signature of Stockholder	Date

Note:  Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Annual Meeting of Stockholders of

Sterling Construction Company, Inc.
To Be Held as follows:
May 8, 2012
9:00 a.m. Local Time At
The Buttes, A Marriott Resort
2000 West Westcourt Way,
Tempe, Arizona 85282

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.  We encourage you to access and review all of the important information contained in the proxy materials before voting.
If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy.  To facilitate timely delivery, please make the request as instructed below before April 27, 2012.

Please visit http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=04770 where the following materials are available for view:

●	Notice of Annual Meeting of Stockholders
●	Proxy Statement
●	Form of Electronic Proxy Card
●	2011 Annual Report

TO REQUEST MATERIAL:	Telephone:	888-776-9962 For international callers: 718-921-8562
	E-Mail:	info@amstock.com
	Website:	http://www.amstock.com/proxyservices/requestmaterials.asp

TO VOTE:	Online:
To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time on the day before the meeting date.

- or -
In Person:	You may vote your shares in person by attending the Annual Meeting.
- or -
Telephone:	To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll-free number to call.
- or -
Mail:	You may request a proxy card by following the instructions above for requesting materials, then fill out the card and mail it to the Company.
1.To elect four (4) directors to the Board of Directors of the Company to serve until their terms expire and until their successors are duly elected and qualified.			2.	To approve the amendment and restatement of the Company's Stock Incentive Plan.

Nominees:	Name	Term	3.	To ratify the selection of Grant Thornton LLP as the
	John D. Abernathy	Three-year term		Company's independent registered public accounting firm for 2012.
	Richard O. Schaum	Three-year term
	Milton L. Scott	Three-year term	4.	Advisory vote to approve named executive officer
	David R. A. Steadman	One-year term		compensation.

Please note that you cannot use this notice to vote by mail.			5.	To transact any other business that properly comes before the meeting.

			These items of business are more fully described in the Proxy Statement.
			The record date for the Annual Meeting is Monday, March 12, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

[Appendix For Securities and Exchange Commission Filing Only]
STERLING CONSTRUCTION COMPANY, INC.
Stock Incentive Plan

1.
Background.  The Board of Directors of Sterling Construction Company, Inc. (the "Company") on July 23, 2001 adopted the 2001 Stock Incentive Plan and the stockholders of the Company on October 16, 2001 approved it.  The purpose of this amendment and restatement is to (a) extend its term; (b) to conform it to applicable law; and (c) to change its name to the Sterling Construction Company, Inc. Stock Incentive Plan.  As initially adopted and as amended and in effect from time to time therafter, it will be referred to herein as this "Plan.")

2.
Purpose.  The purpose of this Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing those persons with opportunities for equity ownership and performance-based incentives, and thereby to better align the interests of those persons with the interests of the Company's stockholders.  Except where the context otherwise requires, the term "Company" shall include Sterling Construction Company, Inc. and all its present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code.")

3.
Eligibility.  All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, and to be awarded restricted stock and other stock-based compensation (each, an "Award") under this Plan.  Any person to whom an Award has been made under this Plan shall be deemed a "Participant."

4.	Administration of this Plan & Delegation.

4.1	Administration by the Board of Directors.

(a)
This Plan will be administered by the Board of Directors of the Company (the "Board.")  The Board shall have authority to make Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to this Plan as it shall deem advisable.

(b)
The Board shall determine the extent, if any, to which any performance criteria or other conditions applicable to the vesting of an Award have been satisfied or whether such criteria shall be waived or modified.

(c)
The Board may interpret this Plan and correct any defect, supply any omission, or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent it shall deem expedient to carry this Plan into effect, and the Board shall be the sole and final judge of such expediency.

(d)
No member of the Board shall be liable for any action or determination relating to this Plan, and no director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination under this Plan made in good faith.

(e)	All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in this Plan or in any Award.

4.2	Delegation by the Board.

(a)
To the extent permitted by applicable law, the Board may delegate any or all of its powers under this Plan to one or more committees or subcommittees of the Board (each a "Committee.")  All references in this Plan to the "Board" shall mean the Board or a Committee to the extent that the Board's powers or authority under this Plan have been delegated to the Committee.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 1 of 8

(b)
So long as the Company’s common stock, par value $0.01 per share (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act") the Board shall appoint one such Committee and delegate the administration of this Plan to that Committee.  The Committee shall consist of not less than three members, each member of which shall —

1	be a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act;

2	be an "outside director" within the meaning of Section 162(m) of the Code and the Treasury regulations issued thereunder; and

3	satisfy the requirements for independence of any exchange or trading system on which the Common Stock is traded.

5.	Shares Available for Awards.

5.1
Number of Shares.  Subject to adjustment under Section 5.4, below, Awards may be made under this Plan covering up to 1,000,000 shares of Common Stock, and the maximum number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Incentive Stock Options is 1,000,000.  Shares issued under this Plan may consist in whole or in part of authorized but un-issued shares or treasury shares.

5.2
If any Award (a) expires; (b) is terminated, surrendered or canceled without having been fully exercised; or (c) is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for making Awards under this Plan, subject, however, in the case of Incentive Stock Options to any limitation required under the Code.

5.3	Calendar Year Per-Participant Limitation.

(a)	The maximum number of shares of Common Stock subject to Options (as defined in Section 6, below) awarded to any one Participant pursuant to this Plan in any calendar year shall not exceed 100,000.

(b)	The maximum number of shares of Common Stock which may be subject to Restricted Stock Awards (as defined in Section 7, below) made to any one Participant in any calendar year shall not exceed 100,000.

(c)	The maximum amount of any other compensation that may be paid to any Participant pursuant to any Awards under this Plan in any calendar year —

1
shall not exceed the fair market value (determined as of the date of payment) of 100,000 shares of Common Stock if the compensation under the Award is denominated under the Award agreement only in terms of shares of Common Stock or a multiple of the fair market value per share of Common Stock; or

2	in all other cases, shall not exceed $1,000,000.

(d)	This Section 5.3 shall be construed and applied consistently with Section 162(m) of the Code.

5.4	Adjustment in the Number of Shares.

(a)
In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend —

1	the number and class of securities available under this Plan;

2	the number and class of security and the exercise price per share subject to each outstanding Option;

3	the repurchase price per security, if any, subject to each outstanding Restricted Stock Award; and

4
the terms of each other outstanding stock-based Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 2 of 8

(b)	Notwithstanding the foregoing, all such adjustments, if any, shall be made —

1
in a manner consistent with the requirements of Section 409A of the Code in the case of an Award to which Section 409A of the Code is applicable or would be applicable as a result of, or in connection with, any actual or proposed adjustment or adjustments;

2	in a manner consistent with the requirements of Section 424(a) of the Code in the case of Incentive Stock Options; and

3	in a manner consistent with Section 162(m) of the Code in the case of any Award held by a Participant and intended to constitute performance-based compensation.

(c)	The Board’s determinations regarding the foregoing adjustments shall be final, binding and conclusive with respect to the Company and all other interested persons.

6.	Stock Options.

6.1
General.  The Board may grant options to purchase Common Stock (each an "Option") and may determine all of the the terms, conditions and limitations applicable to each Option, including such conditions relating to applicable federal or state securities laws as it considers necessary, appropriate or advisable.

6.2
Incentive Stock Options.  An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code.  The Company shall have no liability to a Participant or any other party if an Option (or any part thereof) that is intended to be an Incentive Stock Option is for any reason not an Incentive Stock Option.  An Option that is not intended to be an Incentive Stock Option shall be designated a "Non-Statutory Stock Option."

6.3	Exercise Price and Other Terms.

(a)
At the time each Option is awarded, the Board shall establish and specify the exercise price in accordance with applicable laws, rules and regulations; the time or times at which the Option is exercisable; and the term of the Option.

(b)
Options may only be exercised by delivery to the Company of a written notice of exercise signed by the Participant or other person authorized to do so on behalf of the Participant together with payment in full for the number of shares being purchased in the manner set forth in Section 6.4, below.

6.4	Methods of Payment.

(a)
The purchase price of Common Stock purchased pursuant to the exercise of an Option shall be paid in cash or by check payable to the order of the Company except to the extent that the Board permits any other method of payment in a particular option agreement or generally as to all Options.

(b)
If the Common Stock is registered under the Exchange Act, payment of the purchase price may also be made by delivery of an irrevocable and unconditional undertaking by a credit-worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and/or any applicable withholding tax, or by delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and/or any applicable withholding tax.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 3 of 8

7.	Restricted Stock Awards.

7.1
Grants.  The Board may make Awards entitling the recipient to acquire shares of Common Stock subject to the right of the Company to repurchase from the recipient all or some of such shares at their issue price or other stated or formula price, or may make Awards without requiring any payment therefor that are subject to forfeiture of the shares covered by the Award in the event that conditions specified by the Board in the Award agreement are not satisfied prior to the end of a restriction period or periods established by the Board for such Award (each a "Restricted Stock Award.")

7.2
Terms and Conditions.  The Board shall determine the terms and conditions of any Restricted Stock Award, including the issue price, if any, and the conditions for repurchase or forfeiture.  Any one or more stock certificates issued to cover a Restricted Stock Award shall be registered in the name of the Participant.  Unless otherwise determined by the Board, the Participant shall deposit or leave each certificate together with a stock power endorsed in blank by the Participant with the Company or its designee.  At the expiration of a restriction period, the Company (or such designee) shall deliver to the Participant the certificate representing the shares that are no longer subject to restrictions.  If the Participant has died, the certificate shall be delivered to the beneficiary designated by the Participant to receive amounts due to, or to exercise the rights of, the Participant in the event of his or her death (the "Designated Beneficiary.")  The manner of such designation shall be determined by the Board.  In the absence of an effective designation by a Participant, the Designated Beneficiary shall be the Participant's estate.

8.
Other Stock-Based Awards.  The Board shall have the right to make any other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

9.	General Provisions Applicable to Awards.

9.1	Transferability of Options. During the lifetime of a Participant, Options shall be exercisable only by the Participant.

(a)	Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except —

1	by will or the laws of descent and distribution; or

2
to immediate family members to the extent permitted by applicable laws, provided that the transferee delivers to the Company a written instrument agreeing to be bound by all of the terms of the Award as if the transferee were the person to whom it was granted.

(b)
"Immediate family members" shall consist only of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption) or a trust established for the benefit of a person's spouse, parent, issue or any spouse of any such parent or issue (including issue by adoption.)

(c)
References to a Participant, to the extent relevant in the context, shall include references to transferees authorized under this Plan; provided however, irrespective of any such transfer or assignment of an Option, the Company shall only be obliged to send notices with respect to that Option to the original grantee thereof, or in the event of the Participant’s death or disability, to his or her personal representative.

9.2
Documentation of Awards.  Each Award under this Plan shall be evidenced by a written agreement in such form as the Board shall determine.  Each Award may contain terms and conditions in addition to, but not inconsistent with, those set forth in this Plan.

9.3
Board Discretion as to Awards.  Except as otherwise provided by this Plan, each type of Award may be made alone, or in addition to, or in relation to, any other type of Award.  The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 4 of 8

9.4
A Participant's Change of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant, and the extent to which, and the period during which, the Participant or the Participant's personal representative or Designated Beneficiary may exercise rights under the Award.

9.5
Substitute Awards.  The Board may make Awards under this Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company as a result of a merger or consolidation of the employing entity with the Company, or the acquisition by the Company of property or stock of the employing entity.  Each substitute Award shall be made on such terms and conditions as the Board considers appropriate in the circumstances.

9.6
Tax Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability.  The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value as determined by the Board in good faith.  The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to such Participant.

9.7	Amendment of Awards. The Board may amend, modify or terminate any outstanding Award, including by —

(a)	Substituting therefor another Award of the same or a different type;
(b)	Changing the date of exercise or realization; and/or
(c)
By converting an Incentive Stock Option into a Non-Statutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

9.8
Pre-Conditions to Delivery of Shares.  The Company will not be obligated to deliver any shares of Common Stock pursuant to this Plan or to remove restrictions from shares previously delivered under this Plan until —

(a)	All conditions of the Award have been met or removed to the satisfaction of the Company;

(b)
In the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations; and

(c)
The Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules and regulations.

9.9	Acceleration of Awards. The Board may at any time provide as follws:

(a)	That any Option shall become immediately exercisable in full or in part.
(b)	That any Restricted Stock Award shall be free of some or all restrictions.
(c)	That any other stock-based Award may become exercisable in full or in part or become free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 5 of 8

10.	Definition of a Change of Control. A Change of Control of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

●	A "Change in Ownership;"

●	A "Change in Effective Control;" or

●	A "Change in Ownership of Assets"

as those terms are defined below.

10.1	A Change in Ownership.

(a)
A Change in Ownership shall be deemed to occur on the date that any Person or Group (as those terms are defined below) acquires ownership of stock of the Company that, together with stock held by that Person or Group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.

(b)
If any Person or Group is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Ownership or to cause a Change in Effective Control.

(c)
An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its own stock in exchange for property (but not when the Company acquires its own stock for cash) will be treated as an acquisition of stock for purposes of this Agreement.

(d)
This Section 10.1 applies only when there is a transfer of stock of the Company or issuance of stock of the Company, and stock in the Company remains outstanding after the transaction.  Section 10.3 below, describes a change in ownership of assets.

10.2
A Change in Effective Control.  A Change in Effective Control shall be deemed to occur on the date on which a majority of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the appointment or election.

10.3	A Change in Ownership of Assets.

(a)
A Change in Ownership of Assets shall be deemed to occur on the date that any Person or Group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For purposes of this Section 10.3 —

1	the Company means and includes its consolidated subsidiaries; and

2	gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(b)	There is no change in control event under this Section 10.3 when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer.

(c)	A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to —

1	a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

2	an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

Sterling Construction Company, Inc. Stock Incentive Plan	Page 6 of 8

3	a Person or Group that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or

4	an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person or Group described in the immediately preceding Subsection (iii).

(d)
Except as otherwise provided above in Section 10.3(c)(iii), a person's status is determined immediately after the transfer of the assets.  For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but that is a majority-owned subsidiary of the Company after the transaction, is not a Change in Ownership of Assets.

10.4
Section 409A of the Code.  Notwithstanding any provision to the contrary herein, in any circumstance in which the foregoing definition of Change of Control of the Company would be operative and with respect to which the income tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term "Change of Control of the Company" met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term "Change of Control of the Company" herein shall mean, but only for the transaction so affected, a "change in control event" within the meaning of Treasury regulation §1.409A-3(i)(5).

10.5
Consequences of a Change of Control.  Upon the occurrence of a Change of Control of the Company or the execution by the Company of any agreement which results in a Change of Control of the Company, the Board shall take one or more of the following actions with respect to then outstanding Awards:

(a)
Provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof;) provided however, that any stock options substituted for Incentive Stock Options shall to the extent that it is reasonably practical to do so, be made to satisfy (in the determination of the Board) the requirements of Section 424(a) of the Code, but if a substituted option shall fail for any reason to satisfy such requirements, such option shall become a Non-Statutory Stock Option and provided further, that the substitution shall satisfy the requirements of Treasury regulation Section 1.409A-1(b)(5)(v)(D) so as not to be treated as the grant of a new stock right or change in the form of payment for purposes of Treasury regulation Sections 1.409A-1 through 1.409A-6;

(b)
In the event of a transaction resulting in a Change of Control of the Company under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such transaction (the "Acquisition Price") provide that all outstanding Options shall terminate upon consummation of such transaction and that Participants shall receive, in exchange for such Options, a cash payment equal to the amount, if any, by which (i) the Acquisition Price multiplied by the number of shares of Common Stock subject to the outstanding Options (whether or not then exercisable), exceeds (ii) the aggregate exercise price of such Options; and/or

(c)	Accelerate in full the vesting of such Awards; and/or

(d)	Take any other actions the Board deems appropriate.

11.	Other Provisions.

11.1
No Right to Employment or Other Status. No person shall have any claim or right to an Award, and the making of an Award to a person shall not be construed as giving such person the right to continued employment or any other relationship with the Company.  The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under this Plan, except as otherwise expressly provided in the Award.

Sterling Construction Company, Inc. Stock Incentive Plan	Page 7 of 8

11.2
No Rights as a Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed pursuant to an Award until becoming the record holder of such shares.

11.3
Effective Date and Term of Plan.  The amendment and restatment of this Plan shall become effective on the date on which it is adopted by the Board.  No Awards shall be granted under this Plan after the earlier of the tenth anniversary of (a) the date on which the amendment and restatement of this Plan was adopted by the Board; and (b) the date the amendment and restatement of this Plan was approved by the Company's shareholders, but Awards granted within such period may extend beyond the tenth anniversary.

11.4
Amendment of Plan.  The Board may amend, suspend or terminate this Plan or any portion thereof at any time, provided that no amendment shall be made without subsequent stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirements.  Amendments requiring stockholder approval shall become effective when adopted by the Board.

11.5
Governing Law.  The provisions of this Plan and all Awards made under this Plan shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to any of its applicable conflicts of law provisions.

11.6
No Guarantee of Tax Consequences.  The Participant shall be solely responsible and liable for any tax consequences (including, but not limited to, any interest or penalties) as a result of participation in this Plan.  Neither the Board, nor the Company nor any Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate in this Plan and assumes no liability whatsoever for the tax consequences to the Participants.

11.7
A Specified Employee Under Section 409A of the Code.  Subject to any restrictions or limitations contained herein, in the event that a "specified employee" (as defined under Section 409A of the Code) becomes entitled to a payment under this Plan that is subject to Section 409A of the Code (and which does not qualify for any exceptions or exemption from Section 409A of the Code, such as the short-term deferrals and for separation pay only upon an involuntary separation from service exception) on account of a "separation from service" (as defined under Section 409A of the Code) such payment shall not occur until the date that is six (6) months plus one (1) day from the date of such "separation from service."

12.
Compliance with Section 409A of the Code.  Certain items of compensation paid pursuant to this Plan are or may be subject to Section 409A of the Code.  In such instances, this Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.

Adopted by the Board of Directors on July 23, 2001 and Approved by Stockholders on October 16, 2001

Amended by the Board of Directors March 17, 2006 and approved by Stockholders on May 10, 2006
Amended by the Board of Directors November 16, 2007
Amended by the Board of Directors on May 8, 2008 to be effective May 9, 2008
Amended and Restated by the Board of Directors on May 6, 2011

Sterling Construction Company, Inc. Stock Incentive Plan	Page 8 of 8